As filed with the Securities and Exchange Commission on May 22, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Ahn, Ph.D.

President and Chief Executive Officer

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dale E. Short

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.0001 par value per share	360,000 shares	$2.34	$842,400	—
Common stock, $0.0001 par value per share	954,285 shares	$4.50	$4,294,282.50	—
Total	—	—	$5,136,682.50	—(3)

(1)	Represents shares issuable upon exercise of outstanding warrants. In accordance with Rule 416, there is also being registered hereunder such indeterminate number of additional shares of common stock as may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)

The price is estimated in accordance with Rule 457(g) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the exercise prices of the respective warrants.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, all of the securities covered by this registration statement are unsold securities previously registered under the registration statement on Form S-3 (Registration No. 333-158968) filed on May 4, 2009 for which the registration fee of $1,674 was previously paid. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, no registration fee is due in connection with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTES

This Registration Statement contains two prospectuses, as described below:

•	a prospectus relating to up to 954,285 shares of the Registrant’s common stock issuable upon the exercise of outstanding July 2009 warrants of the Registrant; and

•	a prospectus relating to up to 360,000 shares of the Registrant’s common stock issuable upon the exercise of outstanding March 2010 warrants of the Registrant.

The two prospectuses are substantively identical, except for the following principal differences:

•	they contain different outside front covers and back covers;

•

the prospectus relating to the July 2009 warrants refers throughout to the July 2009 warrants of the Registrant, and the prospectus relating to the March 2010 warrants refers throughout to the March 2010 warrants of the Registrant;

•	the two prospectuses contain different “Use of Proceeds” sections on page A-20 and page B-20, respectively;

•	each prospectus has a different “Dilution” section on page A-20 and on page B-20; and

•	each prospectus contains a description of the July 2009 or the March 2010 warrants, as the case may be, in the “Description of Securities” sections on page A-22 and B-22, respectively.

The Registrant has included in this registration statement, after the prospectus relating to the Registrant’s outstanding July 2009 warrants, the prospectus relating to the Registrant’s outstanding March 2010 warrants, which prospectus reflects the foregoing principal differences.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 22, 2012

PROSPECTUS

954,285 Shares of Common Stock

Issuable Upon Exercise of July 2009 Warrants

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding July 2009 warrants. The July 2009 warrants are exercisable until July 31, 2014 at a current exercise price of $4.50 per share of our common stock, subject to adjustment in events specified in the July 2009 warrants.

Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.” On May 21, 2012, the closing sale price of our common stock on The NASDAQ Capital Market was $1.46.

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page A-7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or its offices described under the heading “Where You Can Find Additional Information” in this prospectus.

On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc. In this prospectus supplement, we sometimes refer to Galena Biopharma, Inc. as “Galena” and to our wholly-owned subsidiary, Apthera, Inc., as “Apthera.” On September 26, 2011, we also announced the contribution of our historical RNAi assets to a new subsidiary formed by us for this purpose and the proposed partial spin-off of the subsidiary referred to under “Summary—Recent Developments” in this prospectus. Our subsidiary, which assumed the name RXi Pharmaceuticals Corporation in conjunction with the change in our name, is referred to in this prospectus as “RXi.” The partial spin-off of RXi was completed on April 26, 2012.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” or “our” refer (i) to Galena, Apthera and RXi, collectively, prior to the partial spin-off of RXi; and (ii) to only Galena and Apthera, together, after the partial spin-off of RXi.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. This prospectus includes or incorporates by reference information about the securities we are offering, as well as information regarding our business and detailed financial data. Before making an investment decision, you should read this prospectus and the information incorporated by reference herein in their entirety, including “Risk Factors” beginning on page A-7 of this prospectus.

The Company

Background on the Company and Changes in Strategic Focus

Galena is a biotechnology company focused on discovering, developing and commercializing innovative therapies addressing major unmet medical needs using targeted biotherapeutics. We are pursuing the development of novel cancer therapeutics using peptide-based immunotherapy products, including our main product candidate, NeuVaxTM (E75), for the treatment of breast cancer and other tumors.

NeuVax is a peptide-based immunotherapy intended to reduce the recurrence of breast cancer in low-to-intermediate HER2-positive breast cancer patients not eligible for trastuzumab (Herceptin®; Genentech/Roche). On January 19, 2012, we initiated enrollment in our Phase 3 PRESENT clinical trial for NeuVax™ (E75 peptide plus GM-CSF) vaccine in low-to-intermediate HER2 1+ and 2+ breast cancer patients in the adjuvant setting to prevent recurrence (Clinicaltrials.gov identifier NCT01479244). The PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) study is a randomized, multicenter, multinational clinical trial that will enroll approximately 700 breast cancer patients. The trial design has been updated to include current National Comprehensive Cancer Network (“NCCN”) guidelines and has received Special Protocol Assessment, or “SPA,” concurrence from the U.S. Food and Drug Administration, or “FDA.” The Phase 2 trial of NeuVax achieved its primary endpoint of disease-free survival, or “DFS.” The FDA has agreed in the SPA that the design and planned analysis of the Phase 3 PRESENT study is adequately designed to provide the necessary data that, depending upon the outcome, could support a regulatory submission for marketing approval. We previously reported the Phase 2 trial data in which none of the Phase 3 targeted low-to-intermediate, node-positive patients treated with the optimal regimen had experienced a relapse after 36 months of treatment.

We also plan to start a Phase 2 trial comparing NeuVax in combination with trastuzumab (Herceptin®) versus trastuzumab in combination with GM-CSF in a 300-patient, randomized study in the adjuvant breast cancer setting. We previously reported Phase 2 data of sequential therapy with trastuzumab followed by HER2 vaccination in the adjuvant setting. Of 62 patients who received standard-of-care trastuzumab, the 32 who received no HER2 vaccine experienced a 12.5% breast cancer recurrence rate (4/32), which is comparable to reported rates of similarly staged and treated patients. In contrast, none (0%) of the 30 patients who received the HER2 eliciting vaccine following trastuzumab therapy experience a recurrence.

Our second product candidate, Folate Binding Protein-E39 (FBP), is a targeted vaccine, consisting of the peptides E39 and J65, aimed at preventing the recurrence of ovarian, endometrial, and breast cancers. On February 14, 2012, we announced the initiation of a Phase 1/2 clinical trial in two gynecological cancers: ovarian and endometrial adenocarcinomas. Folate binding protein has very limited tissue distribution and expression in non-malignant tissue and is over-expressed in more than 90% of ovarian and endometrial cancers, as well as in 20% to 50% of breast, lung, colorectal and renal cell carcinomas.

We acquired Apthera and our NeuVax product candidate in April 2011. Prior to that time, we were engaged primarily in conducting discovery research and preclinical development activities based on RNA interference, or “RNAi,” a naturally occurring cellular mechanism that has the potential to effectively and selectively interfere with, or “silence,” expression of targeted disease-associated genes. Our acquisition of Apthera followed from the determination by our board of directors to broaden our strategic direction by giving us access to a late-stage product candidate, NeuVax. In connection with our acquisition of Apthera, we reduced the scope of our RNAi activities to focus primarily on RXI-109, our lead RNAi-based product candidate at that time, while maintaining our key development alliances and core RNAi discovery and development capability. Following the Apthera acquisition, our board of directors undertook to explore strategic alternatives for our RNAi platform that would enable us to commit more resources to our later-stage oncology drug programs.

On September 24, 2011, we contributed to a new wholly-owned subsidiary formed by us for this purpose substantially all of our RNAi-related technologies and assets and entered into a number of agreements relating to RXi’s ongoing business and operations. Our new subsidiary, which assumed the RXi name, will focus solely on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including fibrotic disease, with financing provided by two institutional investors, which we sometimes refer to as the “RXi investors,” pursuant to a securities purchase agreement under which the RXi investors agreed to purchase a total of $9,500,000 of preferred stock of RXi in conjunction with the partial spin-off of RXi described below and to make bridge loans to RXi to carry on its operations between signing and closing. In the securities purchase agreement, we agreed, among other things, to undertake to distribute to our stockholders a portion of our shares of common stock of RXi, which we sometimes refer to as the “partial spin-off” of RXi. The outstanding principal and accrued interest from the bridge loans has been converted into RXi preferred stock in conjunction with the completion of the partial spin-off of RXi and represents a portion of the $9,500,000 total investment, which is referred to in this prospectus as the “RXi financing.” The partial spin-off of RXi and the RXi financing were completed on April 26, 2012 and April 27, 2012, respectively.

Our Oncology Therapeutic Programs

The chart below summarizes the current status of our oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the peptide cancer vaccines, the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase 1/2 clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We recently initiated our Phase 3 PRESENT clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage low-to-intermediate HER2 breast cancer patients. For the results of a single trial to support registration for an indication, the results of the trial must be internally consistent, clinically meaningful, and statistically very persuasive. Specifically, FDA has indicated that, in general, the results from two Phase 3 studies would be required to support approval, and it would accept a single pivotal study in support of approval if the results of the trial was internally consistent, clinically meaningful and statistically very persuasive.

NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of a HER2/neu-derived peptide called E75. E75 is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.

NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressing patients with HLA type A2+ or A3+. We believe that approximately 25,000-40,000 of the approximately 200,000 women diagnosed with breast cancer in the United States each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of the patient remaining disease free following a successful treatment for these patients.

We are also developing novel applications for NeuVax based on preclinical studies and Phase 2 clinical trials which suggest that combining NeuVax and trastuzumab (Herceptin®; Genentech/Roche) can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein. Based on these results, in 2012 we plan to commence a randomized, multicenter Phase 2 trial in 300 patients that will compare NeuVax with trastuzumab versus trastuzumab with GM-CSF.

We intend to pursue additional therapeutic indications for NeuVax. Under our investigational new drug application, or “IND,” open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). An early stage clinical study in high-risk prostate cancer confirmed the ability of the patients to mount an E75 specific immune response. We may explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer, and in HER2 overexpressing gastric cancer. Herceptin® is approved for this indication, and there is a significant clinical rationale for NeuVax’s potential efficacy in this indication. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.

Recent Developments

On September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a securities purchase agreement with Tang Capital Partners, LP and RTW Investors, LLC, which we sometimes refer to as the “RXi investors,” and other agreements relating to the financing and other aspects of the subsidiary’s ongoing business and operations. RXi will focus on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including its lead anti-scarring and anti-fibrosis product candidate, RXI-109. In these agreements, we committed, among other things, to undertake to distribute to our stockholders a portion of the RXi common stock held by Galena, which we sometimes refer to in this prospectus the “partial spin-off of RXi.”

On February 27, 2012 we announced that our board of directors had declared a conditional dividend on Galena common stock of one share of common stock of RXi for each outstanding share of Galena common stock as of close of business on March 8, 2012, the original record date for the distribution, in the ratio of one RXi share for each share of Galena common stock held as of the record date. In light of the conditional nature of the partial spin-off of RXi, our board of directors did not set a payment date for the distribution. On April 10, 2012, we rescinded the former March 8, 2012 record date for the conditional dividend, and on April 13, 2012 our board of directors set a new record date of April 23, 2012.

On April 26, 2012, we completed the partial spin-off of RXi by distributing one share of RXi common stock with respect to each share of our common stock outstanding as of the close of business on the April 23, 2012 record date. The distribution to Galena stockholders of the shares of common stock of RXi, which we sometimes refer to as the “spin-off shares,” was made pursuant to the registration statement filed by RXi with the Securities and Exchange Commission and declared effective on February 14, 2012. The spin-off shares constituted approximately 8% of the fully-diluted common stock of RXi. The Company retains approximately 33,480,000 shares of RXi, or approximately 4% of the current fully-diluted common stock of RXi. The Company has agreed not to sell or dispose of its remaining shares of RXi common stock for a one-year period following completion of the partial spin-off of RXi.

On April 11, 2012, we completed and an underwritten public offering of 8,500,000 shares of our common stock at a public offering price of $1.50 per share. We also granted to the underwriters a 30-day option to purchase up to an additional 1,275,000 shares to cover overallotments in connection with the offering. On April 13, 2012, the underwriters exercised their option to purchase an additional 1,251,000 shares of common stock. After the underwriting discount and estimated offering expenses payable by us, we received total net proceeds of approximately $13.3 million.

Financial Condition

We had cash and cash equivalents of approximately $8.7 million as of March 31, 2012 and approximately $23.2 million as of May 21, 2012. We believe that our existing cash and cash equivalents should be sufficient to fund our operations through at least the second quarter of 2013.

We have not generated revenue to date and may not generate product revenue in the foreseeable future, if ever. We expect to incur significant operating losses as we advance our product candidates through the drug development and regulatory process. We expect to continue to devote a substantial portion of our resources to research and development programs. As a result of the costs expected to be incurred in connection with our recently commenced clinical trials of NeuVax and FBP, we expect that our research and development expense will increase significantly from historic levels for the foreseeable future. We will need to generate significant revenue to achieve profitability and might never do so. In the absence of product revenue, our potential sources of operational funding are expected to be the proceeds from equity financings, funded research and development payments and payments received under partnership and collaborative agreements. There is no guarantee that additional funding will be available to us on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.

Corporate Information

Our principal executive offices are located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider such information part of this prospectus.

We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc., as described under “Recent Developments,” above.

The Offering

The July 2009 warrants were sold and issued in our public offering completed on July 31, 2009. See the discussion under the heading “Plan of Distribution” in this prospectus for more information regarding this offering.

Issuer	Galena Biopharma, Inc.

Shares offered by us	954,285 shares of our common stock issuable upon exercise of the outstanding July 2009 warrants.

Shares outstanding	65,643,905 shares (excluding treasury shares) as of May 21, 2012, excluding approximately 14,006,644 shares subject to outstanding stock options and warrants, including the July 2009 warrants.

Shares outstanding following this offering	66,598,190 assuming all July 2009 warrants are exercised in full and without giving effect to any other issuances of common stock subsequent to May 21, 2012.

Use of proceeds	We intend to use the net proceeds of any exercises of the July 2009 warrants pursuant to this offering to augment our working capital and for general corporate purposes.

Trading	Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before exercising your July 2009 warrants, you should carefully consider the risks described below, together with all of the other information incorporated by reference into this prospectus, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to Galena’s Business and Industry

We recently changed our strategic focus, and the anticipated benefits of our new strategic focus may not be realized.

You may have difficulty evaluating our business, because we acquired Apthera only in the past year and are undertaking to partially spin off RXi. If the partial spin-off of RXi is completed, following the partial spin-off our financial statements will no longer reflect the consolidated financial condition and results of operations of RXi, and we will account for our partial ownership of RXi based on the cost method of accounting. For these reasons, the historical consolidated financial information incorporated by reference in this prospectus do not necessarily reflect the financial condition, results of operations or cash flows that we will achieve in the future.

On September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a number of agreements in contemplation of the partial spin-off of RXi. RXi will focus solely on developing and commercializing therapeutic products based on our RNAi technologies for the treatment of human diseases, including fibrotic disease. There is no assurance that RXi will be able to succeed as a stand-alone company. There also is no assurance that we will be successful in implementing our new focus as an oncology product development pipeline company.

We are largely dependent on the success of our leading drug candidate, which may not receive regulatory approval or be successfully commercialized.

Our business prospects depend heavily on successfully developing and commercializing our lead product candidate, NeuVax. On May 8, 2009, we submitted an SPA for a Phase 3 clinical trial for NeuVax, but did not include required chemistry, manufacturing, and controls (“CMC“) information. In July 2009, FDA placed our IND application for a Phase 3 trial for NeuVax on partial clinical hold pending submission of the missing CMC information. We submitted the CMC information August 8, 2011, and the FDA removed the partial clinical hold on September 7, 2011, allowing us to proceed with the Phase 3 clinical trial. The FDA has agreed in the SPA for our Phase 3 PRESENT clinical trial of NeuVax that the design, resulting data, and planned analyses of the Phase 3 study support an acceptable regulatory submission for marketing approval. There is no assurance, however, that the Phase 3 study will be successful, that a single Phase 3 trial will support marketing approval, or that we will be able to obtain marketing approval for NeuVax or any other product candidate.

We currently generate no revenue from sales, and we may never be able to develop marketable products.

Before they can be marketed, our products in development must be approved by the FDA or similar foreign governmental agencies. The process for obtaining FDA approval is both time-consuming and costly, with no certainty of a successful outcome. Before obtaining regulatory approval for the sale of any drug candidate, we must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates. Although NeuVax has exhibited no serious adverse events (“SAEs”) associated with the drug in the Phase 1/2 clinical trial, further testing in our Phase 3 trial may undermine those determinations or unexpected side effects may arise. A failure of any preclinical study or clinical trial can occur at any stage of testing. The results of preclinical and initial clinical testing of these products may not necessarily indicate the results that will be obtained from later or more extensive testing. It also is possible to suffer significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials.

A number of different factors could prevent us from obtaining regulatory approval or commercializing our product candidates on a timely basis, or at all.

We, the FDA or other applicable regulatory authorities or an institutional review board, or “IRB,” which is an independent committee under the oversight of the United States Department of Health and Human Services, or “HHS,” that has been formally registered with HHS and functions to approve, monitor and review biomedical and behavioral research involving humans, may suspend clinical trials of a drug candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a drug candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular drug candidate for any or all indications of use.

Clinical trials of a new drug candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the drug candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.

Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

In addition, cancer vaccines are a relatively new form of therapeutic and a very limited number of such products have received regulatory approval. Therefore, the FDA or other regulatory authority may apply standards for approval of a new cancer vaccine that is different from past experience.

Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:

•

difficulties or delays in enrolling patients in our Phase 3 PRESENT study of NeuVax or our Phase 1/2 clinical trials of FBP in conformity with required protocols or projected timelines or in our other NeuVax clinical trials;

•

conditions imposed on us by the FDA, including the possibility that the FDA would require an additional Phase 3 trial of NeuVax, or comparable foreign authorities regarding the scope or design of our clinical trials;

•	difficulties or delays in arranging for third parties to conduct clinical trials of our product candidates;

•	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;

•	third-party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

•

our drug candidates having very different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways, and the possibility that our previous Phase 2 trials were not indicative of our drug candidates’ performance in larger patient populations;

•	the need to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks;

•	insufficient or inadequate supply or quality of our drug candidates or other necessary materials necessary to conduct our clinical trials;

•	effects of our drug candidates not being the desired effects or including undesirable side effects or the drug candidates having other unexpected characteristics;

•	the cost of our clinical trials may be greater than we anticipate;

•

negative or inconclusive results from our clinical trials or the clinical trials of others for drug candidates similar to our own or inability to generate statistically significant data confirming the efficacy of the product being tested;

•	adverse results obtained by other companies developing similar drugs;

•	modification of the drug during testing;

•	changes in the FDA’s requirements for our testing during the course of that testing; and

•	reallocation of our limited financial and other resources to other clinical programs.

It is possible that none of the product candidates that we develop will obtain the appropriate regulatory approvals necessary for us to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable but often can take years following the commencement of clinical trials, depending upon the complexity of the drug candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular drug candidate.

We are also subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.

We will rely upon third parties for the manufacture of our clinical product candidates.

We do not have the facilities or expertise to manufacture supplies of any of our potential product candidates for clinical trials. Accordingly, we will be dependent upon contract manufacturers for these supplies. There can be no assurance that we will be able to secure needed supply arrangements on attractive terms, or at all. Our failure to secure these arrangements as needed could have a materially adverse effect on our ability to complete the development of our product candidates or, if we obtain regulatory approval for our product candidates, to commercialize them.

Our current plans call for the manufacture of our compounds by contract manufacturers offering research grade, Good Laboratory grade and Good Manufacturing Practices grade materials for preclinical studies (e.g., toxicology studies) and for clinical use. Certain of our product candidates are complex molecules requiring many synthesis steps, which may lead to challenges with purification and scale-up. These challenges could result in increased costs and delays in manufacturing. NeuVax is administered in combination with GM-CSF, a compound marketed by Genzyme. If Genzyme were to discontinue supplying GM-CSF, we may experience delays in securing a replacement supplier.

We may not be able to establish or maintain the third-party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, clinical research organizations and other third parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates, and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, vendors and other third parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies and the quality of the preclinical and clinical data that we have generated, and the perceived risks specific to developing our product candidates. In addition, we reduced the scale of our RNAi operations in connection with the partial spin-off of RXi, which could affect our ability to maintain or enter into new alliances. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. Under certain license agreements that we have already entered into, we have minimum dollar amounts per year that we are obligated to spend on the development of the technology we have licensed from our contract partners and other obligations to maintain certain licenses. If we fail to meet this requirement under any of our licenses that contain such requirements or any other obligations under these licenses, we may be in breach of our obligations under such agreement, which may result in the loss of the technology licensed. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us.

In addition, we may receive notices from third parties from time to time alleging that our technology or product candidates infringe upon the intellectual property rights of those third parties. Any assertion by third parties that our activities or product candidates infringe upon their intellectual property rights may adversely affect our ability to secure strategic partners or licensees for our technology or product candidates or our ability to secure or maintain manufacturers for our compounds.

Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with ongoing regulatory requirements, we could lose our approvals to market drugs and our business would be materially adversely affected.

Following regulatory approval of any drugs we may develop, we will remain subject to continuing regulatory review, including the review of adverse drug experiences and clinical results that are reported after our drug products are made available to patients. This would include results from any post marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug products will also be subject to periodic review and inspection by the FDA. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. We would continue to be subject to the FDA requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for all of our product candidates, even those that the FDA had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.

Even if we receive regulatory approval to market our product candidates, our product candidates may not be accepted commercially, which may prevent us from becoming profitable.

NeuVax and our other cancer-targeted product candidates may not achieve market acceptance. Factors that we believe will materially affect market acceptance of our product candidates include:

•	timing of our receipt of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained;

•	safety, efficacy and ease of administration of our product candidates;

•	advantages of our product candidates over those of our competitors;

•	willingness of patients to accept relatively new therapies;

•	success of our physician education programs;

•	availability of government and third-party payor reimbursement;

•	pricing of our products, particularly as compared to alternative treatments; and

•	availability of effective alternative treatments and the relative risks and/or benefits of the treatments.

We will be subject to competition and may not be able to compete successfully.

The biotechnology industry, including the cancer therapy vaccines market, is intensely competitive and involves a high degree of risk. We compete with other companies that have far greater experience and financial, research and technical resources than us. Potential competitors in the United States and worldwide are numerous and include pharmaceutical and biotechnology companies, educational institutions and research foundations, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Some of our competitors may develop and commercialize products that compete directly with those incorporating our technology, introduce products to market earlier than our products or on a more cost effective basis. We may be unable to effectively develop our technology or any other applications on a cost effective basis or otherwise. In addition, our technology may be subject to competition from other technology or methods developed using techniques other than those developed by traditional biotechnology methods. Our competitors compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our technology. Our collaborators or we will face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent position, including potentially dominant patent positions of others. An inability to successfully complete our product development could lead to us having limited prospects for establishing market share or generating revenues from our technology.

For patients with early stage breast cancer, adjuvant therapy is often given to prevent recurrence and increase the chance of long-term disease free survival. Adjuvant therapy for breast cancer can include chemotherapy, hormonal therapy, radiation therapy, or combinations thereof. In addition, the HER2 targeted drug trastuzumab (Herceptin®) may be given to patients with tumors with high expression of HER2 (IHC 3+).

There are a number of cancer vaccines in development for breast cancer, including but not limited to Lapuleucel-T (Dendreon), AE-37 (Antigen Express) and Stimuvax (Merck KgA). While these development candidates are aimed at a number of different targets, AE-37 has published data in the HER2 breast cancer patient population and one or more of these compounds may in the future be indicated for treatment of low to intermediate HER2 breast cancer patients and become directly competitive with NeuVax.

We are dependent on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed.

We currently are dependent on licenses from third parties for technologies relating to our product candidates. Our current licenses impose, and any future licenses we enter into are likely to impose, various development, funding, royalty, diligence, sublicensing, insurance and other obligations on us. If our license with respect to any of these technologies is terminated for any reason, the development of the products contemplated by the licenses would be delayed, or suspended altogether, while we seek to license similar technology or develop new non-infringing technology. The costs of obtaining new licenses are high.

We may be unable to protect our intellectual property rights licensed from others parties, our intellectual property rights may be inadequate to prevent third parties from using our technologies or developing competing products, and we may need to license additional intellectual property from others.

In addition to our licenses, we also rely on copyright and trademark protection, trade secrets, know-how, continuing technological innovation and licensing opportunities. In an effort to maintain the confidentiality and ownership of our trade secrets and proprietary information, we require our employees, consultants, advisors and others to whom we disclose confidential information to execute confidentiality and proprietary information agreements. However, it is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, there may not be an adequate corrective remedy available. Furthermore, like many companies in our industry, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities we conduct. In some situations, our confidentiality and proprietary information agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Although we require our employees and consultants to maintain the confidentiality of all confidential information of previous employers, we may be subject to allegations of trade secret misappropriation or other similar claims as a result of our employees’ or consultants’ prior affiliations. Finally, others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets. Our failure to protect our proprietary information and techniques may inhibit or limit our ability to exclude certain competitors from the market and execute our business strategies.

Our success depends upon our ability to obtain and maintain intellectual property protection for our products and technologies.

Our success will depend on our ability to obtain and maintain adequate protection of our intellectual property covering our product candidates and technologies. The ultimate degree of patent protection that will be afforded to biotechnology products and processes, including ours, in the United States and in other important markets remains uncertain and is dependent upon the scope of protection decided upon by the patent offices, courts and lawmakers in these countries. There is no certainty that our existing patents, or patent applications if obtained, will afford us substantial protection or commercial benefit. Similarly, there is no assurance that our pending patent applications or patent applications licensed from third parties will ultimately be granted as patents or that those patents that have been issued or are issued in the future will stand if they are challenged in court.

There is a risk that the products incorporating our NeuVax peptide-based immunotherapy technology or otherwise marketed by us might infringe the patent, trademark or other intellectual property rights of third parties, and there may be patent or other intellectual property rights belonging to others that require us to alter our products, pay licensing fees or cease certain activities. If our products infringe patent or other intellectual property rights of others, the owners of those rights could bring legal actions against us claiming damages and seeking to enjoin manufacture, use, marketing and sales of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any action brought against us, and any license required under any rights that we infringe may not be available on acceptable terms or at all. Others may attempt to invalidate our intellectual property rights or those of our licensors. Even if our rights, or those of our licensors, are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Any attempt by third parties to undermine or invalidate our intellectual property rights could be costly to defend, require significant time and attention of our management and have a material adverse effect on our business.

If we are unable to obtain regulatory exclusivity for NeuVax, our business would be adversely affected and such exclusivity may not provide sufficient protection to prevent competitors from entering our markets.

Because our intellectual property rights to the composition of matter of NeuVax expire prior to commercialization, we expect to rely substantially on data exclusivity provided under the Federal Food, Drug, and Cosmetic Act and similar laws in other countries and, to a lesser extent, on orphan drug designation, if granted for NeuVax. We are preparing to apply for Orphan Drug status for NeuVax that, if granted, could provide seven years or ten years of market exclusivity in the United States or the European Union, respectively. However, there is no assurance that the FDA or the European Medicines Agency, or “EMEA,” will approve our Orphan Drug Application. We also anticipate that NeuVax will qualify for 12 years of data exclusivity, and thus other companies would be prevented from using our clinical data to support their application for regulatory approval, under the Patient Protection and Affordable Care Act; however, there can be no assurance that the 12 years of exclusivity provided for under the Patient Protection and Affordable Care Act will remain in effect, or that NeuVax will meet the qualifications of a “biological product” to receive the specified period of exclusivity.

        While the orphan drug designation for NeuVax, if granted, will provide seven years of market exclusivity in the United States, we will not be able to exclude other companies from receiving market approval for the designated orphan indication beyond that timeframe. Even if we have orphan drug designation for a particular drug indication, we cannot guarantee that another company also holding orphan drug designation will not receive FDA approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s seven-year period of exclusivity expired. Even if we are the first to obtain FDA approval for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during our seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same compound for other indications or the use of other types of drugs for the same use as the orphan drug. In addition, data exclusivity does not prevent another company from completing its own clinical trials with NeuVax and obtaining regulatory approval for the same indication for which NeuVax may be approved. Consequently, we may not be able to prevent competitors from entering the market prior to the end of any applicable data exclusivity period. If we are not able to prevent competitors from entering the market with a similar product to NeuVax, our ability to achieve profits from sales of NeuVax will be dramatically limited.

We are subject to potential liabilities from clinical testing and future product liability claims.

If any of our future products are alleged to be defective, they may expose us to claims for personal injury by patients in clinical trials of our products. If our products are approved by the FDA, users may claim that such products caused unintended adverse effects. We will seek to obtain clinical trial insurance for clinical trials that we conduct, as well as liability insurance for any products that we market. There can be no assurance that we will be able to obtain insurance in the amounts we seek, or at all. We anticipate that licensees who develop our products will carry liability insurance covering the clinical testing and marketing of those products. There is no assurance, however, that any insurance maintained by us or our licensees will prove adequate in the event of a claim against us. Even if claims asserted against us are unsuccessful, they may divert management’s attention from our operations and we may have to incur substantial costs to defend such claims.

Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which could have a material adverse effect on our business.

We intend to sell our products primarily to hospitals, oncologists and clinics which receive reimbursement for the health care services they provide to their patients from third-party payors, such as Medicare, Medicaid and other domestic and international government programs, private insurance plans and managed care programs. Most third-party payors may deny reimbursement if they determine that a medical product was not used in accordance with cost-effective treatment methods, as determined by the third-party payor, was used for an unapproved indication or if they believe the cost of the product outweighs its benefits. Third-party payors also may refuse to reimburse for experimental procedures and devices. Furthermore, because our programs are still in development, we are unable at this time to determine their cost-effectiveness and the level or method of reimbursement for them. Increasingly, the third-party payors who reimburse patients are requiring that drug companies provide them with predetermined discounts from list prices, and are challenging the prices charged for medical products. If the price we are able to charge for any products we develop is inadequate in light of our development and other costs, our profitability could be adversely affected.

We currently expect that any drugs we develop may need to be administered under the supervision of a physician. Under currently applicable law, drugs that are not usually self-administered may be eligible for coverage by the Medicare program if:

•	they are “incidental” to a physician’s services;

•	they are “reasonable and necessary” for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standard of medical practice;

•	they are not excluded as immunizations; and

•	they have been approved by the FDA.

Insurers may refuse to provide insurance coverage for newly approved drugs, or insurance coverage may be delayed or be more limited than the purpose for which the drugs are approved by the FDA. Moreover, eligibility for insurance coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and profitable reimbursement rates from both government-funded and private payors for new drugs that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to develop products, and our overall financial condition.

Additionally, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for medical products and services. Levels of reimbursement may decrease in the future, and future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for and price levels of our products. If our customers are not reimbursed for our products, they may reduce or discontinue purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.

Comprehensive health care reform legislation, which was recently adopted by Congress and was subsequently signed into law, could adversely affect our business and financial condition. Among other provisions, the legislation provides that a “biosimilar” product may be approved by the FDA on the basis of analytical tests and certain clinical studies demonstrating that such product is highly similar to an existing, approved product and that switching between an existing product and the biosimilar product will not result in diminished safety or efficacy. This abbreviated regulatory approval process may result in increased competition if we are able to bring a product to market. The legislation also includes more stringent compliance programs for companies in various sectors of the life sciences industry with which we may need to comply and enhanced penalties for non-compliance with the new health care regulations. Complying with new regulations may divert management resources, and inadvertent failure to comply with new regulations may result in penalties being imposed on us.

Some states and localities have established drug importation programs for their citizens, and federal drug import legislation has been introduced in Congress. The Medicare Prescription Drug Plan legislation, which became law in December 2003, required the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. The Secretary, however, retained the discretion not to implement a drug reimportation plan if he finds that the benefits do not outweigh the costs, and has so far declined to approve a reimportation plan. Proponents of drug reimportation may attempt to pass legislation that would directly allow reimportation under certain circumstances. Legislation or regulations allowing the reimportation of drugs, if enacted, could decrease the price we receive for any products that we may develop and adversely affect our future revenues and prospects for profitability.

If our new management team is not effective or if we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business.

Our business prospects are dependent on our management team. The loss of Dr. Ahn, our President and Chief Executive Officer, or our other executive officers, or our inability to identify, attract, retain and integrate additional qualified key personnel, could make it difficult for us to manage our business successfully and achieve our business objectives.

Competition for skilled research, product development, regulatory and technical personnel also is intense, and we may not be able to recruit and retain the personnel we need. The loss of the services of any key research, product development, regulatory, and technical personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our product candidates.

We use biological and hazardous materials, and we may be liable for any contamination or injury we cause.

Our research and development activities involve the controlled use of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds. We cannot completely eliminate the risk of accidental contamination or injury; we may be liable for any damages that result, and any liability could exceed our resources.

We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials. State laws mandate the limits of our workers’ compensation insurance, and our workers’ compensation liability is capped at these state-mandated limits. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

Risks Relating To Our Financial Position and Capital Requirements

We may not be able to obtain sufficient financing, and may not be able to develop our product candidates.

We believe that our existing cash and cash equivalents should be sufficient to fund our operations through at least the second quarter of 2013. In the future, we will be dependent on obtaining further financing from third parties in order to maintain our operations and to meet our financial obligations. We cannot assure that additional funding to maintain our operations and to meet our obligations to our licensors will be available to us in the future on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back, or terminate, our operations, or to seek to merge with or to be acquired by another company.

We anticipate that we will need to raise substantial amounts of money to fund a variety of future activities integral to the development of our business, which may include but are not limited to the following:

•	to conduct our Phase 3 PRESENT clinical trial of NeuVax, our Phase 1/2 clinical trials of FBP and our planned Phase 2 trial of NeuVax in combination with Herceptin® and other planned NeuVax trials;

•	to obtain regulatory approval for our product candidates;

•	to file and prosecute patent applications and to defend and assess patents to protect our technologies;

•	to retain qualified employees, particularly in light of intense competition for qualified scientists;

•	to manufacture products ourselves or through third parties;

•	to market our products, either through building our own sales and distribution capabilities or relying on third parties; and

•	to acquire new technologies, licenses, products or companies.

We cannot assure you that any financing needed for the development of our business will be available to us on acceptable terms or at all. If we cannot obtain additional financing in the future, our operations may be restricted and we may ultimately be unable to continue to develop and potentially commercialize our product candidates.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability, and may lead to uncertainty about or as to our ability to continue as a going concern.

Substantial funds were expended to develop our technologies and product candidates, and additional substantial funds will be required for further preclinical testing and clinical trials of our product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

In the event that we are unable to achieve or sustain profitability or to secure additional financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our common stock holders losing their entire investment. There is no guaranty that we will become profitable or secure additional financing. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern. Future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business.

If we raise funds through the issuance of debt or equity, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of a liquidation. In such event, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of common stock. In addition, if we raise funds through the issuance of additional equity, whether through private placements or additional public offerings, such an issuance would dilute your ownership in us.

The terms of debt securities may also impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, to pay dividends on or repurchase our capital stock, or to make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.

You may have difficulty evaluating our business, because we have a limited history and our historical financial information may not be representative of our future results.

We have limited operating experience and may not be able to effectively operate.

We are a development-stage company with limited operating history conducting oncology drug programs. We will focus on developing and, if we obtain regulatory approval, commercializing our product candidates, and there is no assurance that we will be successful. There is no assurance that we will be able to manage our business effectively, or that we will be able to identify, hire and retain any needed additional management or scientific personnel to develop and implement our product development plans, obtain third-party contracts or any needed financing or achieve our other business objectives.

We may be unable to comply with our reporting and other requirements under federal securities laws.

As a publicly traded company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act.” In addition, the Exchange Act requires that we file annual, quarterly and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. The Sarbanes-Oxley Act requires that we, among other things, establish and maintain effective internal controls and procedures for financial reporting. From time to time we evaluate our existing internal controls in light of the standards adopted by the Public company Accounting Oversight Board. It is possible that we or our independent registered public accounting firm may identify significant deficiencies or material weaknesses in our internal control over financial reporting in the future. Any failure or difficulties in implementing and maintaining these controls could cause us to fail to meet the periodic reporting obligations or result in material misstatements in our financial statements.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. Our failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could have a material adverse effect on our business and our common stock.

We recently reported a material weakness in the effectiveness of our internal controls over financial reporting, and if we cannot provide reliable financial and other information, investors may lose confidence in our SEC reports.

In October 2011, our management identified a material weakness in the effectiveness of our internal control over financial reporting related to our accounting for certain outstanding stock options and warrants. As a result, we restated our unaudited condensed consolidated financial statements as of June 30, 2011. Based on this evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, and because of the error described above, our management concluded that our disclosure controls and procedures over our accounting for stock options modified and for warrants potentially settleable in cash were not effective as of the end of the quarters ended June 30, and September 30, 2011. Disclosure controls and procedures generally include controls and procedures designed to ensure that information required to be disclosed by us in the reports we file with the SEC is recorded, processed, summarized and reported accurately and within the time periods specified in the SEC’s rules and forms. In the fourth quarter of 2011, we implemented additional review procedures to ensure the accuracy of our fair market value calculations to ensure that our accounting for stock options modified and for warrants potentially settleable in cash is in accordance with generally accepted accounting principles. This action was in place in connection with the preparation of our financial statements for the year ended 2011. As such, we believe that the remediation initiative was sufficient to eliminate the material weakness in internal control over financial reporting as discussed above.

Effective internal controls over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial and other reports and effectively prevent fraud. If we cannot provide reliable financial or SEC reports or prevent fraud, investors may lose confidence in our SEC reports, our operating results and the trading price of our common stock could suffer materially and we may become subject to litigation.

We have agreed in principle to settle lawsuits filed by some of our warrant holders, but the settlement may not be finalized.

On November 21, 2011, Hudson Bay Master Fund, Ltd. (“Hudson Bay”) filed a Complaint against us in the United States District Court for the Southern District of New York (the “Court”), captioned Hudson Bay Master Fund, Ltd. v. Galena Biopharma, Inc., 11 Civ. 8432 (JPO), alleging that our plan to partially spin off RXi and related actions taken by us in preparation for the spin-off gives Hudson Bay the right to require us to repurchase the warrants acquired by Hudson Bay in our April 2011 underwritten public offering. Hudson Bay also seeks related declaratory and injunctive relief. On January 12, 2012, three other warrant holders affiliated with each other filed a Complaint in the Court, captioned Tenor Opportunity Fund, Ltd., Aria Opportunity Fund, Ltd., and Parsoon Opportunity Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0260, and on January 20, 2012 and February 2, 2012, respectively, two other warrant holders filed their own Complaints in the Court, captioned Cranshire Capital Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0493 and Iroquois Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0839, respectively. In these Complaints, which are substantially similar to the previous Complaints filed in the Court, the various warrant holders also claim that our planned spin-off of RXi and related actions give them the right to require us to repurchase our outstanding warrants held by them. According to the allegations in the Complaints, the repurchase price of the plaintiffs’ warrants would amount to approximately $5.2 million in the aggregate.

On March 21, 2012, we received letters from each of the plaintiff-warrant holders withdrawing their repurchase demands with respect to their warrants covering an aggregate of 6,350,000 shares out of a total of 6,850,000 shares of common stock purchasable under their warrants (the “Withdrawal Notices”). After giving effect to the Withdrawal Notices, the plaintiff-warrant holders continued to demand that we repurchase their warrants covering the balance of 500,000 shares of common stock in the aggregate. Based on the plaintiff-warrant holders’ claims in their Complaints, we believe that the repurchase price for these warrants is $0.71 per underlying share, or an aggregate of $355,000. On March 27, 2012, we tendered to the plaintiff-warrant holders an aggregate of $355,000 as payment in full of the repurchase price for those warrants.

We believe that the Withdrawal Notices and our tender of payment as described above render moot the majority of the claims of the plaintiff-warrant holders in their Complaints, although the Withdrawal Notices purport to reserve all rights of the plaintiff-warrant holders under the Complaints. On March 29, 2012, the plaintiff-warrant holders acknowledged receipt of our tender of funds, but purported to take issue with the repurchase price. The plaintiff-warrant holders also expressed their intention to continue to press that claim in the litigation, as well as claims for attorneys’ fees and for an adjustment of the exercise price of their warrants as to which their repurchase demands were withdrawn pursuant to the Withdrawal Notices.

On May 7, 2012, we entered into a confidential settlement agreement with one of the plaintiffs in these actions, in which the plaintiff withdrew all claims in the actions. We also have reached an agreement in principle with the remaining plaintiffs pursuant to which the plaintiffs are to withdraw all claims in these actions and accede to our repurchase of a portion of their warrants as described above in exchange for retaining their share of the repurchase price of the warrants and our reimbursement of a specified amount of fees and costs incurred by the plaintiffs. We have not yet entered into written settlement agreements with any of the remaining plaintiffs, however, and there is no assurance that the agreement in principle will be consummated as contemplated.

If the actions are not finally settled, there can be no assurance as to the outcome of these actions.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile.

The market price of our common stock has exhibited substantial volatility recently. Between January 1, 2012 and May 21, 2012, the sale price of our common stock as reported on The NASDAQ Capital Market ranged from a low of $0.43 to a high of $3.54. The market price of our common stock could continue to fluctuate significantly for many reasons, including the following factors:

•	reports of the results of our clinical trials regarding the safety or efficacy of our product candidates and surrogate markers;

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	announcements of business or strategic transactions such as our planned partial spin-off of RXi and related transactions and of the progress of the partial spin-off or other strategic transactions;

•	changes in our relationship with our licensors and other strategic partners;

•	our quarterly operating results;

•	developments in patent or other technology ownership rights;

•	public concern regarding the safety of our products;

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stock holders;

•	government regulation of drug pricing; and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.

In addition, factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other large companies within our industry experience declines in their stock price, our stock price may decline as well. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law could delay or prevent a change of control that you may favor.

Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law may discourage, delay or prevent a merger or other change of control that stockholders may consider favorable, or may impede the ability of the holders of our common stock to change our management. These provisions of our certificate of incorporation and by-laws, among other things:

•	divide our board of directors into three classes, with members of each class to be elected for staggered three-year terms;

•	limit the right of stockholders to remove directors;

•	regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders; and

•	authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.

We may acquire other businesses, including businesses in which our directors or officers may have an interest, or form joint ventures that may be unsuccessful and could adversely dilute your ownership of our company.

As part of our business strategy, we may pursue acquisitions of other complementary businesses and assets and may also pursue strategic alliances. We have limited experience in acquiring other companies and in forming such alliances. Apthera was our first acquisition. Sanford J. Hillsberg, our Chairman of the Board, was a substantial stockholder of Apthera at the time of the acquisition and had interests in the Apthera acquisition that were different from the interests of our stockholders, generally. We may not be able to successfully integrate any acquisitions into our existing business, and we could assume unknown or contingent liabilities or become subject to possible stockholder claims in connection with any related-party or third-party acquisitions or other transactions. We also could experience adverse effects on our reported results of operations from acquisition-related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following the acquisition of Apthera or other acquisitions. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders.

Risks Relating to our Ownership Interest in RXi

There are a number of risks associated with our ownership interest in RXi, including the following:

We have no control over RXi.

We currently own only approximately 4% of the as-converted common stock of RXi and have no control over RXi’s management or operations. RXi has its own board of directors and management, who are responsible for the affairs and policies of RXi and its development plans. The directors, management and other stockholders of RXi may have interests that are different from ours, and RXi may engage in actions in connection with its business and operations that we believe are not in our best interests.

The value of our ownership interest in RXi will depend on RXi’s success in developing and commercializing products developed based upon its RNAi technologies.

RXi will focus solely on developing and commercializing therapeutic products based on our RNAi technologies for the treatment of human diseases, including fibrotic disease, which activities are subject to significant risks and uncertainties described in RXi’s filings with the SEC.

Risks Related to this Offering

Investors in this offering will experience immediate and substantial dilution because the exercise price of the July 2009 warrants is much higher than the book value of our common stock.

If you exercise your July 2009 warrants, you will suffer immediate dilution of $5.00 per share, because the exercise price of the July 2009 warrants is substantially higher than the net tangible book value of our common stock. See “Dilution” on page A-20 of this prospectus for more information about the dilution you will incur in this offering.

Management will have broad discretion as to the use of the net proceeds of this offering.

We currently anticipate using the net proceeds of any exercises of the July 2009 warrant to augment our working capital and for general corporate purposes. However, we have not reserved or allocated specific amounts for these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Substantial issuances or sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional capital. As of May 21, 2012, we had 65,643,905 shares of common stock issued and outstanding. Substantially all of these shares are available for public sale, subject in some cases to volume and other limitations or to delivery of a prospectus.

As of May 21, 2012, we had reserved for issuance up to 7,438,137 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.63 per share. Subject to applicable vesting requirements, upon exercise of these options, the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices that are below the market price of our common stock from time to time, investors would experience dilution. We cannot predict if future issuances or sales of our common stock, or the availability of our common stock for issuance or sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

Our outstanding warrants may result in dilution to our stockholders.

As of May 21, 2012, we had outstanding April 2011 warrants and March 2011 warrants to purchase a total of 4,097,865 shares of common stock at a current exercise price of $0.65 per share, which warrants contain so-called full-ratchet anti-dilution provisions that will be triggered upon an issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions. It is possible that one or more warrant holders might object to our determination of any applicable anti-dilution adjustments, which possibility may be increased by the pendency of the lawsuits filed by some warrant holders as described above under “Risks Relating to Our Financial Position and Capital Requirements—We have been sued by some of our warrant holders, and we could be found liable to repurchase their warrants.”

To the extent that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of all of the April 2011 and March 2011 warrants on a full-ratchet basis, which would have a dilutive effect on our stockholders.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the market value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

We have never declared or paid cash dividends on our capital stock, and we do not anticipate paying cash dividends in the foreseeable future.

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth under “Risk Factors” and elsewhere in this prospectus and set forth in our Form 10-K for the year ended December 31, 2011. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We do not know whether any of the July 2009 warrants will be exercised or, if any of the July 2009 warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the July 2009 warrants may expire and never be exercised, or that the current exercise price of the July 2009 warrants may be reduced as a result of subsequent events that would trigger applicable anti-dilution adjustments under the July 2009 warrants. We estimate that the maximum net proceeds that we may receive from the exercise of the July 2009 warrants, assuming all of the July 2009 warrants are exercised at the current exercise price of $4.50 per share of common stock, will be approximately $4.3 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from the exercise of the July 2009 warrants, if any, to augment our working capital for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the July 2009 warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending the final application of the net proceeds from the exercise of the July 2009 warrants, we intend to invest such net proceeds in short-term, interest bearing, investment-grade securities.

DILUTION

Our net tangible deficit as of March 31, 2012 was approximately $29.3 million, or approximately $0.59 per share of common stock. Net tangible deficit and net tangible book value per share are calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the issuance of shares of our common stock upon the exercise, in full, of the July 2009 warrants at the exercise price of $4.50 per share, and after deducting estimated offering commissions and expenses payable by us, we would have had a net tangible deficit as of March 31, 2012 of approximately $25.0 million, or approximately $0.50 per share of common stock. This represents an immediate increase in the net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.00 per share to new investors. The following table illustrates this per share dilution:

Exercise price per share		$4.50
Net tangible deficit per share as of March 31, 2012	$(0.59)
Increase per share attributable to this offering	0.09

As adjusted net tangible deficit per share after this offering		$(0.50)

Net dilution per share to new investors		$5.00

The number of shares of common stock shown above to be outstanding after this offering is based on 49,407,148 shares outstanding as of March 31, 2012 and excludes:

•	7,438,137 shares of our common stock subject to options outstanding as of March 31, 2012 having a weighted-average exercise price of $2.63 per share;

•	24,717 shares of our common stock reserved for issuance in connection with future awards under our 2007 Stock Incentive Plan;

•	132,418 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	12,162,413 shares of our common stock subject to outstanding warrants as of March 31, 2012 (other than the July 2009 warrants) having a weighted-average exercise price of $0.97 per share.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock other than the July 2009 warrants. The exercise of outstanding options and warrants having an exercise price less than the exercise price of the July 2009 warrants will further increase dilution to investors in this offering.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE. The following table sets forth, for each of the quarterly periods indicated, the range of high and low sales prices of our common stock as reported on The NASDAQ Capital Market:

	High	Low
2010
First Quarter	$8.99	$3.48
Second Quarter	5.23	3.51
Third Quarter	3.02	1.70
Fourth Quarter	4.08	2.20
2011
First Quarter	$2.65	$1.10
Second Quarter	1.65	0.73
Third Quarter	1.48	0.61
Fourth Quarter	1.01	0.36
2012
First Quarter	$3.54	$0.43
Second Quarter (through May 21, 2012)	$2.24	$1.12

On May 21, 2012, the closing price of our common stock reported on The NASDAQ Capital Market was $1.46 per share. As of May 21, 2012 there were approximately 707 holders of record of our common stock. This number does not include stockholders for whom shares were held in “nominee” or “street” name.

Dividend Policy

Our board of directors sets our dividend policy. We have never paid any cash dividends on our common stock and do not intend to declare cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business, but we may determine in the future to declare or pay cash dividends on our common stock. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our board of directors deems relevant.

PLAN OF DISTRIBUTION

All of the July 2009 warrants are outstanding, and no additional July 2009 warrants will be issued. We will deliver shares of our common stock upon exercise of a July 2009 warrant, in whole or in part. We will not issue fractional shares. Each July 2009 warrant contains instructions for exercise. In order to exercise a July 2009 warrant, the holder must deliver to use, or our transfer agent the information required by the July 2009 warrants, along with payment of the exercise price for the shares to be purchased. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Securities – July 2009 Warrants.”

DESCRIPTION OF SECURITIES

The following summary of the terms of our capital stock is subject to and qualified by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock

As of May 21, 2012, we were authorized to issue 125,000,000 shares of common stock and had 65,643,905 shares (excluding treasury shares) of common stock outstanding.

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders. Our common stock is not redeemable, and the holders of our common stock have no preemptive rights.

We also are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of our preferred stock. Our board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

July 2009 Warrants

The following summary of certain terms and provisions of the July 2009 warrants is not complete and is subject to, and qualified in its entirety by the provisions of the July 2009 warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is part:

Duration and Exercise Price. The July 2009 warrants entitle the holders thereof to purchase up to an aggregate of 954,285 shares of our common stock at a current exercise price of $4.50 per share during the period expiring on July 31, 2014. The July 2009 warrants have been issued in certificated form only.

Anti-Dilution Protection. If we, at any time while the July 2009 warrants are outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of shares of the common stock any shares of capital stock, then in each case the exercise price of the July 2009 warrants will be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares issuable upon exercise of the July 2009 warrants will be proportionately adjusted such that the aggregate exercise price of the July 2009 warrants will remain unchanged.

Exercisability. The July 2009 warrants will be exercisable, at the option of each holder, in whole or in part, delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a July 2009 warrant to the extent the holder would own more than 4.9% of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us the holder may increase the amount of ownership of outstanding stock after exercising the holder’s July 2009 warrants up to 9.9% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the July 2009 warrants.

Cashless Exercise. If at any time during the July 2009 warrant exercisability period the issuance of shares of our common stock upon exercise of the July 2009 warrants is not covered by an effective registration statement, or the prospectus contained therein is not available for the issuance of the common stock to the holders, the holders are permitted to effect a cashless exercise of the July 2009 warrants (in whole or in part) by surrendering the July 2009 warrants to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the July 2009 warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The July 2009 warrants may be transferred at the option of the holder upon surrender of the July 2009 warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We have not listed, and do not intend to list, the July 2009 warrants on any securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the July 2009 warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the July 2009 warrants will thereafter have the right to receive upon exercise of the July 2009 warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the July 2009 warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the July 2009 warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the July 2009 warrants after the fundamental transaction.

In the event of a fundamental transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a fundamental transaction involving a person or entity not traded on a national securities exchange, the holders of the July 2009 warrants may require us to redeem the July 2009 warrants for a purchase price payable in case of the Black-Scholes value of the July 2009 warrants, as calculated pursuant to the terms of the July 2009 warrants.

Right as a Stockholder. Except as otherwise provided in the July 2009 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the July 2009 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their July 2009 warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the July 2009 warrants may be amended with our written consent and the written consent of the holders of at least 67% of the then-outstanding July 2009 warrants.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least wo-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus. Sanford J. Hillsberg, the Chairman of our board of directors, is an attorney with TroyGould PC. TroyGould PC owned 123,491 shares of our common stock as of May 21, 2012.

EXPERTS

The financial statements of Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) as of December 31, 2011 and 2010 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2011 incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Apthera, Inc. as of December 31, 2010 and 2009 and for the years then ended and for the cumulative period from inception (July 20, 2005) to December 31, 2010, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Lohman Company PLLC, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 28, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 14, 2012;

•

our Current Reports on Form 8-K filed with the SEC on January 23, 2012, February 17, 2012, March 5, 2012, March 7, 2012, March 28, 2012 and April 4, 2012, respectively, our amended Current Report on Form 8-K/A filed with the SEC on April 4, 2012 and related amended Current Reports on Form 8-K/A filed with the SEC on April 14, 2011, May 4, 2011 and June 10, 2011, respectively, and our Current Reports on Form 8-K filed with the SEC on April 5, 2012, April 10, 2012, April 16, 2012, April 19, 2012, May 2, 2012 and May 14, 2012, respectively, and our amended Current Report on Form 8-K/A filed on May 22, 2012;

•	our Schedule 14A filed with the SEC on April 30, 2012; and

•

the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33958), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering by the selling stockholders; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K we may subsequently file.

You may request a copy of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

Attention: Investor Relations

Phone: (855) 855-4253

Copies of these documents are also available, without charge, through the “Investors” section of our website (www.galenabiopharma.com) as soon as reasonably practicable after they are filed with the SEC. The information contained on our website is not a part of this prospectus.

PROSPECTUS

GALENA BIOPHARMA, INC.

954,285 Shares of Common Stock

Issuable Upon Exercise of July 2009 Warrants

The date of this prospectus is             , 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 22, 2012

PROSPECTUS

360,000 Shares of Common Stock

Issuable Upon Exercise of March 2010 Warrants

This prospectus relates to shares of our common stock issuable upon the exercise of our outstanding March 2010 warrants. The March 2010 warrants are exercisable until September 26, 2016 at a current exercise price of $2.34 per share of our common stock, subject to adjustment in events specified in the March 2010 warrants.

Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.” On May 21, 2012, the closing sale price of our common stock on The NASDAQ Capital Market was $1.46.

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page A-7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or its offices described under the heading “Where You Can Find Additional Information” in this prospectus.

On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc. In this prospectus supplement, we sometimes refer to Galena Biopharma, Inc. as “Galena” and to our wholly-owned subsidiary, Apthera, Inc., as “Apthera.” On September 26, 2011, we also announced the contribution of our historical RNAi assets to a new subsidiary formed by us for this purpose and the proposed partial spin-off of the subsidiary referred to under “Summary—Recent Developments” in this prospectus. Our subsidiary, which assumed the name RXi Pharmaceuticals Corporation in conjunction with the change in our name, is referred to in this prospectus as “RXi.” The partial spin-off of RXi was completed on April 26, 2012.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” or “our” refer (i) to Galena, Apthera and RXi, collectively, prior to the partial spin-off of RXi; and (ii) to only Galena and Apthera, together, after the partial spin-off of RXi.

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our common stock. This prospectus includes or incorporates by reference information about the securities we are offering, as well as information regarding our business and detailed financial data. Before making an investment decision, you should read this prospectus and the information incorporated by reference herein in their entirety, including “Risk Factors” beginning on page A-7 of this prospectus.

The Company

Background on the Company and Changes in Strategic Focus

Galena is a biotechnology company focused on discovering, developing and commercializing innovative therapies addressing major unmet medical needs using targeted biotherapeutics. We are pursuing the development of novel cancer therapeutics using peptide-based immunotherapy products, including our main product candidate, NeuVaxTM (E75), for the treatment of breast cancer and other tumors.

NeuVax is a peptide-based immunotherapy intended to reduce the recurrence of breast cancer in low-to-intermediate HER2-positive breast cancer patients not eligible for trastuzumab (Herceptin®; Genentech/Roche). On January 19, 2012, we initiated enrollment in our Phase 3 PRESENT clinical trial for NeuVax™ (E75 peptide plus GM-CSF) vaccine in low-to-intermediate HER2 1+ and 2+ breast cancer patients in the adjuvant setting to prevent recurrence (Clinicaltrials.gov identifier NCT01479244). The PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) study is a randomized, multicenter, multinational clinical trial that will enroll approximately 700 breast cancer patients. The trial design has been updated to include current National Comprehensive Cancer Network (“NCCN”) guidelines and has received Special Protocol Assessment, or “SPA,” concurrence from the U.S. Food and Drug Administration, or “FDA.” The Phase 2 trial of NeuVax achieved its primary endpoint of disease-free survival, or “DFS.” The FDA has agreed in the SPA that the design and planned analysis of the Phase 3 PRESENT study is adequately designed to provide the necessary data that, depending upon the outcome, could support a regulatory submission for marketing approval. We previously reported the Phase 2 trial data in which none of the Phase 3 targeted low-to-intermediate, node-positive patients treated with the optimal regimen had experienced a relapse after 36 months of treatment.

We also plan to start a Phase 2 trial comparing NeuVax in combination with trastuzumab (Herceptin®) versus trastuzumab in combination with GM-CSF in a 300-patient, randomized study in the adjuvant breast cancer setting. We previously reported Phase 2 data of sequential therapy with trastuzumab followed by HER2 vaccination in the adjuvant setting. Of 62 patients who received standard-of-care trastuzumab, the 32 who received no HER2 vaccine experienced a 12.5% breast cancer recurrence rate (4/32), which is comparable to reported rates of similarly staged and treated patients. In contrast, none (0%) of the 30 patients who received the HER2 eliciting vaccine following trastuzumab therapy experience a recurrence.

Our second product candidate, Folate Binding Protein-E39 (FBP), is a targeted vaccine, consisting of the peptides E39 and J65, aimed at preventing the recurrence of ovarian, endometrial, and breast cancers. On February 14, 2012, we announced the initiation of a Phase 1/2 clinical trial in two gynecological cancers: ovarian and endometrial adenocarcinomas. Folate binding protein has very limited tissue distribution and expression in non-malignant tissue and is over-expressed in more than 90% of ovarian and endometrial cancers, as well as in 20% to 50% of breast, lung, colorectal and renal cell carcinomas.

We acquired Apthera and our NeuVax product candidate in April 2011. Prior to that time, we were engaged primarily in conducting discovery research and preclinical development activities based on RNA interference, or “RNAi,” a naturally occurring cellular mechanism that has the potential to effectively and selectively interfere with, or “silence,” expression of targeted disease-associated genes. Our acquisition of Apthera followed from the determination by our board of directors to broaden our strategic direction by giving us access to a late-stage product candidate, NeuVax. In connection with our acquisition of Apthera, we reduced the scope of our RNAi activities to focus primarily on RXI-109, our lead RNAi-based product candidate at that time, while maintaining our key development alliances and core RNAi discovery and development capability. Following the Apthera acquisition, our board of directors undertook to explore strategic alternatives for our RNAi platform that would enable us to commit more resources to our later-stage oncology drug programs.

On September 24, 2011, we contributed to a new wholly-owned subsidiary formed by us for this purpose substantially all of our RNAi-related technologies and assets and entered into a number of agreements relating to RXi’s ongoing business and operations. Our new subsidiary, which assumed the RXi name, will focus solely on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including fibrotic disease, with financing provided by two institutional investors, which we sometimes refer to as the “RXi investors,” pursuant to a securities purchase agreement under which the RXi investors agreed to purchase a total of $9,500,000 of preferred stock of RXi in conjunction with the partial spin-off of RXi described below and to make bridge loans to RXi to carry on its operations between signing and closing. In the securities purchase agreement, we agreed, among other things, to undertake to distribute to our stockholders a portion of our shares of common stock of RXi, which we sometimes refer to as the “partial spin-off” of RXi. The outstanding principal and accrued interest from the bridge loans has been converted into RXi preferred stock in conjunction with the completion of the partial spin-off of RXi and represents a portion of the $9,500,000 total investment, which is referred to in this prospectus as the “RXi financing.” The partial spin-off of RXi and the RXi financing were completed on April 26, 2012 and April 27, 2012, respectively.

Our Oncology Therapeutic Programs

The chart below summarizes the current status of our oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the peptide cancer vaccines, the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase 1/2 clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We recently initiated our Phase 3 PRESENT clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage low-to-intermediate HER2 breast cancer patients. For the results of a single trial to support registration for an indication, the results of the trial must be internally consistent, clinically meaningful, and statistically very persuasive. Specifically, FDA has indicated that, in general, the results from two Phase 3 studies would be required to support approval, and it would accept a single pivotal study in support of approval if the results of the trial was internally consistent, clinically meaningful and statistically very persuasive.

NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of a HER2/neu-derived peptide called E75. E75 is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.

NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressing patients with HLA type A2+ or A3+. We believe that approximately 25,000-40,000 of the approximately 200,000 women diagnosed with breast cancer in the United States each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of the patient remaining disease free following a successful treatment for these patients.

We are also developing novel applications for NeuVax based on preclinical studies and Phase 2 clinical trials which suggest that combining NeuVax and trastuzumab (Herceptin®; Genentech/Roche) can increase antigen presentation by tumor cells by promoting receptor internalization and subsequent proteosomal degradation of the HER2 protein. Based on these results, in 2012 we plan to commence a randomized, multicenter Phase 2 trial in 300 patients that will compare NeuVax with trastuzumab versus trastuzumab with GM-CSF.

We intend to pursue additional therapeutic indications for NeuVax. Under our investigational new drug application, or “IND,” open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). An early stage clinical study in high-risk prostate cancer confirmed the ability of the patients to mount an E75 specific immune response. We may explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer, and in HER2 overexpressing gastric cancer. Herceptin® is approved for this indication, and there is a significant clinical rationale for NeuVax’s potential efficacy in this indication. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.

Recent Developments

On September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a securities purchase agreement with Tang Capital Partners, LP and RTW Investors, LLC, which we sometimes refer to as the “RXi investors,” and other agreements relating to the financing and other aspects of the subsidiary’s ongoing business and operations. RXi will focus on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including its lead anti-scarring and anti-fibrosis product candidate, RXI-109. In these agreements, we committed, among other things, to undertake to distribute to our stockholders a portion of the RXi common stock held by Galena, which we sometimes refer to in this prospectus the “partial spin-off of RXi.”

On February 27, 2012 we announced that our board of directors had declared a conditional dividend on Galena common stock of one share of common stock of RXi for each outstanding share of Galena common stock as of close of business on March 8, 2012, the original record date for the distribution, in the ratio of one RXi share for each share of Galena common stock held as of the record date. In light of the conditional nature of the partial spin-off of RXi, our board of directors did not set a payment date for the distribution. On April 10, 2012, we rescinded the former March 8, 2012 record date for the conditional dividend, and on April 13, 2012 our board of directors set a new record date of April 23, 2012.

On April 26, 2012, we completed the partial spin-off of RXi by distributing one share of RXi common stock with respect to each share of our common stock outstanding as of the close of business on the April 23, 2012 record date. The distribution to Galena stockholders of the shares of common stock of RXi, which we sometimes refer to as the “spin-off shares,” was made pursuant to the registration statement filed by RXi with the Securities and Exchange Commission and declared effective on February 14, 2012. The spin-off shares constituted approximately 8% of the fully-diluted common stock of RXi. The Company retains approximately 33,480,000 shares of RXi, or approximately 4% of the current fully-diluted common stock of RXi. The Company has agreed not to sell or dispose of its remaining shares of RXi common stock for a one-year period following completion of the partial spin-off of RXi.

On April 11, 2012, we completed and an underwritten public offering of 8,500,000 shares of our common stock at a public offering price of $1.50 per share. We also granted to the underwriters a 30-day option to purchase up to an additional 1,275,000 shares to cover overallotments in connection with the offering. On April 13, 2012, the underwriters exercised their option to purchase an additional 1,251,000 shares of common stock. After the underwriting discount and estimated offering expenses payable by us, we received total net proceeds of approximately $13.3 million.

Financial Condition

We had cash and cash equivalents of approximately $8.7 million as of March 31, 2012 and approximately $23.2 million as of May 21, 2012. We believe that our existing cash and cash equivalents should be sufficient to fund our operations through at least the second quarter of 2013.

We have not generated revenue to date and may not generate product revenue in the foreseeable future, if ever. We expect to incur significant operating losses as we advance our product candidates through the drug development and regulatory process. We expect to continue to devote a substantial portion of our resources to research and development programs. As a result of the costs expected to be incurred in connection with our recently commenced clinical trials of NeuVax and FBP, we expect that our research and development expense will increase significantly from historic levels for the foreseeable future. We will need to generate significant revenue to achieve profitability and might never do so. In the absence of product revenue, our potential sources of operational funding are expected to be the proceeds from equity financings, funded research and development payments and payments received under partnership and collaborative agreements. There is no guarantee that additional funding will be available to us on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.

Corporate Information

Our principal executive offices are located at 310 N. State Street, Suite 208, Lake Oswego, Oregon 97034, and our phone number is (855) 855-4253. Our website address is www.galenabiopharma.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider such information part of this prospectus.

We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006 and changed our name to RXi Pharmaceuticals Corporation on November 28, 2006. On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc., as described under “Recent Developments,” above.

The Offering

The March 2010 warrants were sold and issued in our public offering completed on March 26, 2010. See the discussion under the heading “Plan of Distribution” in this prospectus for more information regarding this offering.

Issuer	Galena Biopharma, Inc.

Shares offered by us	360,000 shares of our common stock issuable upon exercise of the outstanding March 2010 warrants.

Shares outstanding	65,643,905 shares (excluding treasury shares) as of May 21, 2012, excluding approximately 14,006,644 shares subject to outstanding stock options and warrants, including the March 2010 warrants.

Shares outstanding following this offering	66,003,905 assuming all March 2010 warrants are exercised in full and without giving effect to any other issuances of common stock subsequent to May 21, 2012.

Use of proceeds	We intend to use the net proceeds of any exercises of the March 2010 warrants pursuant to this offering to augment our working capital and for general corporate purposes.

Trading	Our common stock is traded on The NASDAQ Capital Market under the symbol “GALE.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before exercising your March 2010 warrants, you should carefully consider the risks described below, together with all of the other information incorporated by reference into this prospectus, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to Galena’s Business and Industry

We recently changed our strategic focus, and the anticipated benefits of our new strategic focus may not be realized.

You may have difficulty evaluating our business, because we acquired Apthera only in the past year and are undertaking to partially spin off RXi. If the partial spin-off of RXi is completed, following the partial spin-off our financial statements will no longer reflect the consolidated financial condition and results of operations of RXi, and we will account for our partial ownership of RXi based on the cost method of accounting. For these reasons, the historical consolidated financial information incorporated by reference in this prospectus do not necessarily reflect the financial condition, results of operations or cash flows that we will achieve in the future.

On September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a number of agreements in contemplation of the partial spin-off of RXi. RXi will focus solely on developing and commercializing therapeutic products based on our RNAi technologies for the treatment of human diseases, including fibrotic disease. There is no assurance that RXi will be able to succeed as a stand-alone company. There also is no assurance that we will be successful in implementing our new focus as an oncology product development pipeline company.

We are largely dependent on the success of our leading drug candidate, which may not receive regulatory approval or be successfully commercialized.

Our business prospects depend heavily on successfully developing and commercializing our lead product candidate, NeuVax. On May 8, 2009, we submitted an SPA for a Phase 3 clinical trial for NeuVax, but did not include required chemistry, manufacturing, and controls (“CMC”) information. In March 2010, FDA placed our IND application for a Phase 3 trial for NeuVax on partial clinical hold pending submission of the missing CMC information. We submitted the CMC information August 8, 2011, and the FDA removed the partial clinical hold on September 7, 2011, allowing us to proceed with the Phase 3 clinical trial. The FDA has agreed in the SPA for our Phase 3 PRESENT clinical trial of NeuVax that the design, resulting data, and planned analyses of the Phase 3 study support an acceptable regulatory submission for marketing approval. There is no assurance, however, that the Phase 3 study will be successful, that a single Phase 3 trial will support marketing approval, or that we will be able to obtain marketing approval for NeuVax or any other product candidate.

We currently generate no revenue from sales, and we may never be able to develop marketable products.

Before they can be marketed, our products in development must be approved by the FDA or similar foreign governmental agencies. The process for obtaining FDA approval is both time-consuming and costly, with no certainty of a successful outcome. Before obtaining regulatory approval for the sale of any drug candidate, we must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates. Although NeuVax has exhibited no serious adverse events (“SAEs”) associated with the drug in the Phase 1/2 clinical trial, further testing in our Phase 3 trial may undermine those determinations or unexpected side effects may arise. A failure of any preclinical study or clinical trial can occur at any stage of testing. The results of preclinical and initial clinical testing of these products may not necessarily indicate the results that will be obtained from later or more extensive testing. It also is possible to suffer significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials.

A number of different factors could prevent us from obtaining regulatory approval or commercializing our product candidates on a timely basis, or at all.

We, the FDA or other applicable regulatory authorities or an institutional review board, or “IRB,” which is an independent committee under the oversight of the United States Department of Health and Human Services, or “HHS,” that has been formally registered with HHS and functions to approve, monitor and review biomedical and behavioral research involving humans, may suspend clinical trials of a drug candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a drug candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular drug candidate for any or all indications of use.

Clinical trials of a new drug candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the drug candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.

Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

In addition, cancer vaccines are a relatively new form of therapeutic and a very limited number of such products have received regulatory approval. Therefore, the FDA or other regulatory authority may apply standards for approval of a new cancer vaccine that is different from past experience.

Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:

•	difficulties or delays in enrolling patients in our Phase 3 PRESENT study of NeuVax or our Phase 1/2 clinical trials of FBP in conformity with required protocols or projected timelines or in our other NeuVax clinical trials;

•	conditions imposed on us by the FDA, including the possibility that the FDA would require an additional Phase 3 trial of NeuVax, or comparable foreign authorities regarding the scope or design of our clinical trials;

•	difficulties or delays in arranging for third parties to conduct clinical trials of our product candidates;

•	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;

•	third-party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

•	our drug candidates having very different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways, and the possibility that our previous Phase 2 trials were not indicative of our drug candidates’ performance in larger patient populations;

•	the need to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks;

•	insufficient or inadequate supply or quality of our drug candidates or other necessary materials necessary to conduct our clinical trials;

•	effects of our drug candidates not being the desired effects or including undesirable side effects or the drug candidates having other unexpected characteristics;

•	the cost of our clinical trials may be greater than we anticipate;

•	negative or inconclusive results from our clinical trials or the clinical trials of others for drug candidates similar to our own or inability to generate statistically significant data confirming the efficacy of the product being tested;

•	adverse results obtained by other companies developing similar drugs;

•	modification of the drug during testing;

•	changes in the FDA’s requirements for our testing during the course of that testing; and

•	reallocation of our limited financial and other resources to other clinical programs.

It is possible that none of the product candidates that we develop will obtain the appropriate regulatory approvals necessary for us to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable but often can take years following the commencement of clinical trials, depending upon the complexity of the drug candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular drug candidate.

We are also subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.

We will rely upon third parties for the manufacture of our clinical product candidates.

We do not have the facilities or expertise to manufacture supplies of any of our potential product candidates for clinical trials. Accordingly, we will be dependent upon contract manufacturers for these supplies. There can be no assurance that we will be able to secure needed supply arrangements on attractive terms, or at all. Our failure to secure these arrangements as needed could have a materially adverse effect on our ability to complete the development of our product candidates or, if we obtain regulatory approval for our product candidates, to commercialize them.

Our current plans call for the manufacture of our compounds by contract manufacturers offering research grade, Good Laboratory grade and Good Manufacturing Practices grade materials for preclinical studies (e.g., toxicology studies) and for clinical use. Certain of our product candidates are complex molecules requiring many synthesis steps, which may lead to challenges with purification and scale-up. These challenges could result in increased costs and delays in manufacturing. NeuVax is administered in combination with GM-CSF, a compound marketed by Genzyme. If Genzyme were to discontinue supplying GM-CSF, we may experience delays in securing a replacement supplier.

We may not be able to establish or maintain the third-party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, clinical research organizations and other third parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates, and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, vendors and other third parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies and the quality of the preclinical and clinical data that we have generated, and the perceived risks specific to developing our product candidates. In addition, we reduced the scale of our RNAi operations in connection with the partial spin-off of RXi, which could affect our ability to maintain or enter into new alliances. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. Under certain license agreements that we have already entered into, we have minimum dollar amounts per year that we are obligated to spend on the development of the technology we have licensed from our contract partners and other obligations to maintain certain licenses. If we fail to meet this requirement under any of our licenses that contain such requirements or any other obligations under these licenses, we may be in breach of our obligations under such agreement, which may result in the loss of the technology licensed. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us.

In addition, we may receive notices from third parties from time to time alleging that our technology or product candidates infringe upon the intellectual property rights of those third parties. Any assertion by third parties that our activities or product candidates infringe upon their intellectual property rights may adversely affect our ability to secure strategic partners or licensees for our technology or product candidates or our ability to secure or maintain manufacturers for our compounds.

Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with ongoing regulatory requirements, we could lose our approvals to market drugs and our business would be materially adversely affected.

Following regulatory approval of any drugs we may develop, we will remain subject to continuing regulatory review, including the review of adverse drug experiences and clinical results that are reported after our drug products are made available to patients. This would include results from any post marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug products will also be subject to periodic review and inspection by the FDA. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. We would continue to be subject to the FDA requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for all of our product candidates, even those that the FDA had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.

Even if we receive regulatory approval to market our product candidates, our product candidates may not be accepted commercially, which may prevent us from becoming profitable.

NeuVax and our other cancer-targeted product candidates may not achieve market acceptance. Factors that we believe will materially affect market acceptance of our product candidates include:

•	timing of our receipt of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained;

•	safety, efficacy and ease of administration of our product candidates;

•	advantages of our product candidates over those of our competitors;

•	willingness of patients to accept relatively new therapies;

•	success of our physician education programs;

•	availability of government and third-party payor reimbursement;

•	pricing of our products, particularly as compared to alternative treatments; and

•	availability of effective alternative treatments and the relative risks and/or benefits of the treatments.

We will be subject to competition and may not be able to compete successfully.

The biotechnology industry, including the cancer therapy vaccines market, is intensely competitive and involves a high degree of risk. We compete with other companies that have far greater experience and financial, research and technical resources than us. Potential competitors in the United States and worldwide are numerous and include pharmaceutical and biotechnology companies, educational institutions and research foundations, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Some of our competitors may develop and commercialize products that compete directly with those incorporating our technology, introduce products to market earlier than our products or on a more cost effective basis. We may be unable to effectively develop our technology or any other applications on a cost effective basis or otherwise. In addition, our technology may be subject to competition from other technology or methods developed using techniques other than those developed by traditional biotechnology methods. Our competitors compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our technology. Our collaborators or we will face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent position, including potentially dominant patent positions of others. An inability to successfully complete our product development could lead to us having limited prospects for establishing market share or generating revenues from our technology.

For patients with early stage breast cancer, adjuvant therapy is often given to prevent recurrence and increase the chance of long-term disease free survival. Adjuvant therapy for breast cancer can include chemotherapy, hormonal therapy, radiation therapy, or combinations thereof. In addition, the HER2 targeted drug trastuzumab (Herceptin®) may be given to patients with tumors with high expression of HER2 (IHC 3+).

There are a number of cancer vaccines in development for breast cancer, including but not limited to Lapuleucel-T (Dendreon), AE-37 (Antigen Express) and Stimuvax (Merck KgA). While these development candidates are aimed at a number of different targets, AE-37 has published data in the HER2 breast cancer patient population and one or more of these compounds may in the future be indicated for treatment of low to intermediate HER2 breast cancer patients and become directly competitive with NeuVax.

We are dependent on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed.

We currently are dependent on licenses from third parties for technologies relating to our product candidates. Our current licenses impose, and any future licenses we enter into are likely to impose, various development, funding, royalty, diligence, sublicensing, insurance and other obligations on us. If our license with respect to any of these technologies is terminated for any reason, the development of the products contemplated by the licenses would be delayed, or suspended altogether, while we seek to license similar technology or develop new non-infringing technology. The costs of obtaining new licenses are high.

We may be unable to protect our intellectual property rights licensed from others parties, our intellectual property rights may be inadequate to prevent third parties from using our technologies or developing competing products, and we may need to license additional intellectual property from others.

In addition to our licenses, we also rely on copyright and trademark protection, trade secrets, know-how, continuing technological innovation and licensing opportunities. In an effort to maintain the confidentiality and ownership of our trade secrets and proprietary information, we require our employees, consultants, advisors and others to whom we disclose confidential information to execute confidentiality and proprietary information agreements. However, it is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, there may not be an adequate corrective remedy available. Furthermore, like many companies in our industry, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities we conduct. In some situations, our confidentiality and proprietary information agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Although we require our employees and consultants to maintain the confidentiality of all confidential information of previous employers, we may be subject to allegations of trade secret misappropriation or other similar claims as a result of our employees’ or consultants’ prior affiliations. Finally, others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets. Our failure to protect our proprietary information and techniques may inhibit or limit our ability to exclude certain competitors from the market and execute our business strategies.

Our success depends upon our ability to obtain and maintain intellectual property protection for our products and technologies.

Our success will depend on our ability to obtain and maintain adequate protection of our intellectual property covering our product candidates and technologies. The ultimate degree of patent protection that will be afforded to biotechnology products and processes, including ours, in the United States and in other important markets remains uncertain and is dependent upon the scope of protection decided upon by the patent offices, courts and lawmakers in these countries. There is no certainty that our existing patents, or patent applications if obtained, will afford us substantial protection or commercial benefit. Similarly, there is no assurance that our pending patent applications or patent applications licensed from third parties will ultimately be granted as patents or that those patents that have been issued or are issued in the future will stand if they are challenged in court.

There is a risk that the products incorporating our NeuVax peptide-based immunotherapy technology or otherwise marketed by us might infringe the patent, trademark or other intellectual property rights of third parties, and there may be patent or other intellectual property rights belonging to others that require us to alter our products, pay licensing fees or cease certain activities. If our products infringe patent or other intellectual property rights of others, the owners of those rights could bring legal actions against us claiming damages and seeking to enjoin manufacture, use, marketing and sales of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any action brought against us, and any license required under any rights that we infringe may not be available on acceptable terms or at all. Others may attempt to invalidate our intellectual property rights or those of our licensors. Even if our rights, or those of our licensors, are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Any attempt by third parties to undermine or invalidate our intellectual property rights could be costly to defend, require significant time and attention of our management and have a material adverse effect on our business.

If we are unable to obtain regulatory exclusivity for NeuVax, our business would be adversely affected and such exclusivity may not provide sufficient protection to prevent competitors from entering our markets.

Because our intellectual property rights to the composition of matter of NeuVax expire prior to commercialization, we expect to rely substantially on data exclusivity provided under the Federal Food, Drug, and Cosmetic Act and similar laws in other countries and, to a lesser extent, on orphan drug designation, if granted for NeuVax. We are preparing to apply for Orphan Drug status for NeuVax that, if granted, could provide seven years or ten years of market exclusivity in the United States or the European Union, respectively. However, there is no assurance that the FDA or the European Medicines Agency, or “EMEA,” will approve our Orphan Drug Application. We also anticipate that NeuVax will qualify for 12 years of data exclusivity, and thus other companies would be prevented from using our clinical data to support their application for regulatory approval, under the Patient Protection and Affordable Care Act; however, there can be no assurance that the 12 years of exclusivity provided for under the Patient Protection and Affordable Care Act will remain in effect, or that NeuVax will meet the qualifications of a “biological product” to receive the specified period of exclusivity.

While the orphan drug designation for NeuVax, if granted, will provide seven years of market exclusivity in the United States, we will not be able to exclude other companies from receiving market approval for the designated orphan indication beyond that timeframe. Even if we have orphan drug designation for a particular drug indication, we cannot guarantee that another company also holding orphan drug designation will not receive FDA approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s seven-year period of exclusivity expired. Even if we are the first to obtain FDA approval for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during our seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same compound for other indications or the use of other types of drugs for the same use as the orphan drug. In addition, data exclusivity does not prevent another company from completing its own clinical trials with NeuVax and obtaining regulatory approval for the same indication for which NeuVax may be approved. Consequently, we may not be able to prevent competitors from entering the market prior to the end of any applicable data exclusivity period. If we are not able to prevent competitors from entering the market with a similar product to NeuVax, our ability to achieve profits from sales of NeuVax will be dramatically limited.

We are subject to potential liabilities from clinical testing and future product liability claims.

If any of our future products are alleged to be defective, they may expose us to claims for personal injury by patients in clinical trials of our products. If our products are approved by the FDA, users may claim that such products caused unintended adverse effects. We will seek to obtain clinical trial insurance for clinical trials that we conduct, as well as liability insurance for any products that we market. There can be no assurance that we will be able to obtain insurance in the amounts we seek, or at all. We anticipate that licensees who develop our products will carry liability insurance covering the clinical testing and marketing of those products. There is no assurance, however, that any insurance maintained by us or our licensees will prove adequate in the event of a claim against us. Even if claims asserted against us are unsuccessful, they may divert management’s attention from our operations and we may have to incur substantial costs to defend such claims.

Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which could have a material adverse effect on our business.

We intend to sell our products primarily to hospitals, oncologists and clinics which receive reimbursement for the health care services they provide to their patients from third-party payors, such as Medicare, Medicaid and other domestic and international government programs, private insurance plans and managed care programs. Most third-party payors may deny reimbursement if they determine that a medical product was not used in accordance with cost-effective treatment methods, as determined by the third-party payor, was used for an unapproved indication or if they believe the cost of the product outweighs its benefits. Third-party payors also may refuse to reimburse for experimental procedures and devices. Furthermore, because our programs are still in development, we are unable at this time to determine their cost-effectiveness and the level or method of reimbursement for them. Increasingly, the third-party payors who reimburse patients are requiring that drug companies provide them with predetermined discounts from list prices, and are challenging the prices charged for medical products. If the price we are able to charge for any products we develop is inadequate in light of our development and other costs, our profitability could be adversely affected.

We currently expect that any drugs we develop may need to be administered under the supervision of a physician. Under currently applicable law, drugs that are not usually self-administered may be eligible for coverage by the Medicare program if:

•	they are “incidental” to a physician’s services;

•	they are “reasonable and necessary” for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standard of medical practice;

•	they are not excluded as immunizations; and

•	they have been approved by the FDA.

Insurers may refuse to provide insurance coverage for newly approved drugs, or insurance coverage may be delayed or be more limited than the purpose for which the drugs are approved by the FDA. Moreover, eligibility for insurance coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and profitable reimbursement rates from both government-funded and private payors for new drugs that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to develop products, and our overall financial condition.

Additionally, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for medical products and services. Levels of reimbursement may decrease in the future, and future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for and price levels of our products. If our customers are not reimbursed for our products, they may reduce or discontinue purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.

Comprehensive health care reform legislation, which was recently adopted by Congress and was subsequently signed into law, could adversely affect our business and financial condition. Among other provisions, the legislation provides that a “biosimilar” product may be approved by the FDA on the basis of analytical tests and certain clinical studies demonstrating that such product is highly similar to an existing, approved product and that switching between an existing product and the biosimilar product will not result in diminished safety or efficacy. This abbreviated regulatory approval process may result in increased competition if we are able to bring a product to market. The legislation also includes more stringent compliance programs for companies in various sectors of the life sciences industry with which we may need to comply and enhanced penalties for non-compliance with the new health care regulations. Complying with new regulations may divert management resources, and inadvertent failure to comply with new regulations may result in penalties being imposed on us.

Some states and localities have established drug importation programs for their citizens, and federal drug import legislation has been introduced in Congress. The Medicare Prescription Drug Plan legislation, which became law in December 2003, required the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. The Secretary, however, retained the discretion not to implement a drug reimportation plan if he finds that the benefits do not outweigh the costs, and has so far declined to approve a reimportation plan. Proponents of drug reimportation may attempt to pass legislation that would directly allow reimportation under certain circumstances. Legislation or regulations allowing the reimportation of drugs, if enacted, could decrease the price we receive for any products that we may develop and adversely affect our future revenues and prospects for profitability.

If our new management team is not effective or if we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business.

Our business prospects are dependent on our management team. The loss of Dr. Ahn, our President and Chief Executive Officer, or our other executive officers, or our inability to identify, attract, retain and integrate additional qualified key personnel, could make it difficult for us to manage our business successfully and achieve our business objectives.

Competition for skilled research, product development, regulatory and technical personnel also is intense, and we may not be able to recruit and retain the personnel we need. The loss of the services of any key research, product development, regulatory, and technical personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our product candidates.

We use biological and hazardous materials, and we may be liable for any contamination or injury we cause.

Our research and development activities involve the controlled use of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds. We cannot completely eliminate the risk of accidental contamination or injury; we may be liable for any damages that result, and any liability could exceed our resources.

We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials. State laws mandate the limits of our workers’ compensation insurance, and our workers’ compensation liability is capped at these state-mandated limits. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

Risks Relating To Our Financial Position and Capital Requirements

We may not be able to obtain sufficient financing, and may not be able to develop our product candidates.

We believe that our existing cash and cash equivalents should be sufficient to fund our operations through at least the second quarter of 2013. In the future, we will be dependent on obtaining further financing from third parties in order to maintain our operations and to meet our financial obligations. We cannot assure that additional funding to maintain our operations and to meet our obligations to our licensors will be available to us in the future on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back, or terminate, our operations, or to seek to merge with or to be acquired by another company.

We anticipate that we will need to raise substantial amounts of money to fund a variety of future activities integral to the development of our business, which may include but are not limited to the following:

•	to conduct our Phase 3 PRESENT clinical trial of NeuVax, our Phase 1/2 clinical trials of FBP and our planned Phase 2 trial of NeuVax in combination with Herceptin® and other planned NeuVax trials;

•	to obtain regulatory approval for our product candidates;

•	to file and prosecute patent applications and to defend and assess patents to protect our technologies;

•	to retain qualified employees, particularly in light of intense competition for qualified scientists;

•	to manufacture products ourselves or through third parties;

•	to market our products, either through building our own sales and distribution capabilities or relying on third parties; and

•	to acquire new technologies, licenses, products or companies.

We cannot assure you that any financing needed for the development of our business will be available to us on acceptable terms or at all. If we cannot obtain additional financing in the future, our operations may be restricted and we may ultimately be unable to continue to develop and potentially commercialize our product candidates.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability, and may lead to uncertainty about or as to our ability to continue as a going concern.

Substantial funds were expended to develop our technologies and product candidates, and additional substantial funds will be required for further preclinical testing and clinical trials of our product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

In the event that we are unable to achieve or sustain profitability or to secure additional financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our common stock holders losing their entire investment. There is no guaranty that we will become profitable or secure additional financing. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern. Future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business.

If we raise funds through the issuance of debt or equity, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of a liquidation. In such event, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of common stock. In addition, if we raise funds through the issuance of additional equity, whether through private placements or additional public offerings, such an issuance would dilute your ownership in us.

The terms of debt securities may also impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, to pay dividends on or repurchase our capital stock, or to make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.

You may have difficulty evaluating our business, because we have a limited history and our historical financial information may not be representative of our future results.

We have limited operating experience and may not be able to effectively operate.

We are a development-stage company with limited operating history conducting oncology drug programs. We will focus on developing and, if we obtain regulatory approval, commercializing our product candidates, and there is no assurance that we will be successful. There is no assurance that we will be able to manage our business effectively, or that we will be able to identify, hire and retain any needed additional management or scientific personnel to develop and implement our product development plans, obtain third-party contracts or any needed financing or achieve our other business objectives.

We may be unable to comply with our reporting and other requirements under federal securities laws.

As a publicly traded company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act.” In addition, the Exchange Act requires that we file annual, quarterly and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. The Sarbanes-Oxley Act requires that we, among other things, establish and maintain effective internal controls and procedures for financial reporting. From time to time we evaluate our existing internal controls in light of the standards adopted by the Public company Accounting Oversight Board. It is possible that we or our independent registered public accounting firm may identify significant deficiencies or material weaknesses in our internal control over financial reporting in the future. Any failure or difficulties in implementing and maintaining these controls could cause us to fail to meet the periodic reporting obligations or result in material misstatements in our financial statements.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. Our failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could have a material adverse effect on our business and our common stock.

We recently reported a material weakness in the effectiveness of our internal controls over financial reporting, and if we cannot provide reliable financial and other information, investors may lose confidence in our SEC reports.

In October 2011, our management identified a material weakness in the effectiveness of our internal control over financial reporting related to our accounting for certain outstanding stock options and warrants. As a result, we restated our unaudited condensed consolidated financial statements as of June 30, 2011. Based on this evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, and because of the error described above, our management concluded that our disclosure controls and procedures over our accounting for stock options modified and for warrants potentially settleable in cash were not effective as of the end of the quarters ended June 30, and September 30, 2011. Disclosure controls and procedures generally include controls and procedures designed to ensure that information required to be disclosed by us in the reports we file with the SEC is recorded, processed, summarized and reported accurately and within the time periods specified in the SEC’s rules and forms. In the fourth quarter of 2011, we implemented additional review procedures to ensure the accuracy of our fair market value calculations to ensure that our accounting for stock options modified and for warrants potentially settleable in cash is in accordance with generally accepted accounting principles. This action was in place in connection with the preparation of our financial statements for the year ended 2011. As such, we believe that the remediation initiative was sufficient to eliminate the material weakness in internal control over financial reporting as discussed above.

Effective internal controls over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial and other reports and effectively prevent fraud. If we cannot provide reliable financial or SEC reports or prevent fraud, investors may lose confidence in our SEC reports, our operating results and the trading price of our common stock could suffer materially and we may become subject to litigation.

We have been sued by some of our warrant holders, and we could be found liable to repurchase their warrants.

On November 21, 2011, Hudson Bay Master Fund, Ltd. (“Hudson Bay”) filed a Complaint against us in the United States District Court for the Southern District of New York (the “Court”), captioned Hudson Bay Master Fund, Ltd. v. Galena Biopharma, Inc., 11 Civ. 8432 (JPO), alleging that our plan to partially spin off RXi and related actions taken by us in preparation for the spin-off gives Hudson Bay the right to require us to repurchase the warrants acquired by Hudson Bay in our April 2011 underwritten public offering. Hudson Bay also seeks related declaratory and injunctive relief. On January 12, 2012, three other warrant holders affiliated with each other filed a Complaint in the Court, captioned Tenor Opportunity Fund, Ltd., Aria Opportunity Fund, Ltd., and Parsoon Opportunity Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0260, and on January 20, 2012 and February 2, 2012, respectively, two other warrant holders filed their own Complaints in the Court, captioned Cranshire Capital Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0493 and Iroquois Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0839, respectively. In these Complaints, which are substantially similar to the previous Complaints filed in the Court, the various warrant holders also claim that our planned spin-off of RXi and related actions give them the right to require us to repurchase our outstanding warrants held by them. According to the allegations in the Complaints, the repurchase price of the plaintiffs’ warrants would amount to approximately $5.2 million in the aggregate.

On March 21, 2012, we received letters from each of the plaintiff-warrant holders withdrawing their repurchase demands with respect to their warrants covering an aggregate of 6,350,000 shares out of a total of 6,850,000 shares of common stock purchasable under their warrants (the “Withdrawal Notices”). After giving effect to the Withdrawal Notices, the plaintiff-warrant holders continued to demand that we repurchase their warrants covering the balance of 500,000 shares of common stock in the aggregate. Based on the plaintiff-warrant holders’ claims in their Complaints, we believe that the repurchase price for these warrants is $0.71 per underlying share, or an aggregate of $355,000. On March 27, 2012, we tendered to the plaintiff-warrant holders an aggregate of $355,000 as payment in full of the repurchase price for those warrants.

We believe that the Withdrawal Notices and our tender of payment as described above render moot the majority of the claims of the plaintiff-warrant holders in their Complaints, although the Withdrawal Notices purport to reserve all rights of the plaintiff-warrant holders under the Complaints. On March 29, 2012, the plaintiff-warrant holders acknowledged receipt of our tender of funds, but purported to take issue with the repurchase price. The plaintiff-warrant holders also expressed their intention to continue to press that claim in the litigation, as well as claims for attorneys’ fees and for an adjustment of the exercise price of their warrants as to which their repurchase demands were withdrawn pursuant to the Withdrawal Notices.

On May 7, 2012, we entered into a confidential settlement agreement with one of the plaintiffs in these actions, in which the plaintiff withdrew all claims in the actions.

There is no assurance as to the outcome of the remaining claims in the actions.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile.

The market price of our common stock has exhibited substantial volatility recently. Between January 1, 2012 and May 21, 2012, the sale price of our common stock as reported on The NASDAQ Capital Market ranged from a low of $0.43 to a high of $3.54. The market price of our common stock could continue to fluctuate significantly for many reasons, including the following factors:

•	reports of the results of our clinical trials regarding the safety or efficacy of our product candidates and surrogate markers;

•	announcements of regulatory developments or technological innovations by us or our competitors;

•	announcements of business or strategic transactions such as our planned partial spin-off of RXi and related transactions and of the progress of the partial spin-off or other strategic transactions;

•	changes in our relationship with our licensors and other strategic partners;

•	our quarterly operating results;

•	developments in patent or other technology ownership rights;

•	public concern regarding the safety of our products;

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stock holders;

•	government regulation of drug pricing; and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.

In addition, factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other large companies within our industry experience declines in their stock price, our stock price may decline as well. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law could delay or prevent a change of control that you may favor.

Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law may discourage, delay or prevent a merger or other change of control that stockholders may consider favorable, or may impede the ability of the holders of our common stock to change our management. These provisions of our certificate of incorporation and by-laws, among other things:

•	divide our board of directors into three classes, with members of each class to be elected for staggered three-year terms;

•	limit the right of stockholders to remove directors;

•	regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders; and

•	authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.

In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.

We may acquire other businesses, including businesses in which our directors or officers may have an interest, or form joint ventures that may be unsuccessful and could adversely dilute your ownership of our company.

As part of our business strategy, we may pursue acquisitions of other complementary businesses and assets and may also pursue strategic alliances. We have limited experience in acquiring other companies and in forming such alliances. Apthera was our first acquisition. Sanford J. Hillsberg, our Chairman of the Board, was a substantial stockholder of Apthera at the time of the acquisition and had interests in the Apthera acquisition that were different from the interests of our stockholders, generally. We may not be able to successfully integrate any acquisitions into our existing business, and we could assume unknown or contingent liabilities or become subject to possible stockholder claims in connection with any related-party or third-party acquisitions or other transactions. We also could experience adverse effects on our reported results of operations from acquisition-related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following the acquisition of Apthera or other acquisitions. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders.

Risks Relating to our Ownership Interest in RXi

There are a number of risks associated with our ownership interest in RXi, including the following:

We have no control over RXi.

We currently own only approximately 4% of the as-converted common stock of RXi and have no control over RXi’s management or operations. RXi has its own board of directors and management, who are responsible for the affairs and policies of RXi and its development plans. The directors, management and other stockholders of RXi may have interests that are different from ours, and RXi may engage in actions in connection with its business and operations that we believe are not in our best interests.

The value of our ownership interest in RXi will depend on RXi’s success in developing and commercializing products developed based upon its RNAi technologies.

RXi will focus solely on developing and commercializing therapeutic products based on our RNAi technologies for the treatment of human diseases, including fibrotic disease, which activities are subject to significant risks and uncertainties described in RXi’s filings with the SEC.

Risks Related to this Offering

Investors in this offering will experience immediate and substantial dilution because the exercise price of the March 2010 warrants is much higher than the book value of our common stock.

If you exercise your March 2010 warrants, you will suffer immediate dilution of $2.91 per share, because the exercise price of the March 2010 warrants is substantially higher than the net tangible book value of our common stock. See “Dilution” on page B-20 of this prospectus for more information about the dilution you will incur in this offering.

Management will have broad discretion as to the use of the net proceeds of this offering.

We currently anticipate using the net proceeds of any exercises of the March 2010 warrant to augment our working capital and for general corporate purposes. However, we have not reserved or allocated specific amounts for these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

Substantial issuances or sales of our common stock, including shares issued upon exercise of our outstanding options, in the public market, or the perception by the market that these issuances or sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional capital. As of May 21, 2012, we had 65,643,905 shares of common stock issued and outstanding excluding treasury shares. Substantially all of these shares are available for public sale, subject in some cases to volume and other limitations or to delivery of a prospectus.

As of May 21, 2012, we had reserved for issuance up to 7,438,137 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.63 per share. Subject to applicable vesting requirements, upon exercise of these options, the underlying shares may be resold into the public market. In the case of outstanding options that have exercise prices that are below the market price of our common stock from time to time, investors would experience dilution. We cannot predict if future issuances or sales of our common stock, or the availability of our common stock for issuance or sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

Our outstanding warrants may result in dilution to our stockholders.

As of May 21, 2012, we had outstanding April 2011 warrants and March 2011 warrants to purchase a total of 4,097,865 shares of common stock at a current exercise price of $0.65 per share, which warants contain so-called full-ratchet anti-dilution provisions that will be triggered upon an issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions. It is possible that one or more warrant holders might object to our determination of any applicable anti-dilution adjustments, which possibility may be increased by the pendency of the lawsuits filed by some warrant holders as described above under “Risks Relating to Our Financial Position and Capital Requirements—We have been sued by some of our warrant holders, and we could be found liable to repurchase their warrants.”

To the extent that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of all of the April 2011 and March 2011 warrants on a full-ratchet basis, which would have a dilutive effect on our stockholders.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the market value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

We have never declared or paid cash dividends on our capital stock, and we do not anticipate paying cash dividends in the foreseeable future.

Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth under “Risk Factors” and elsewhere in this prospectus and set forth in our Form 10-K for the year ended December 31, 2011. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We do not know whether any of the March 2010 warrants will be exercised or, if any of the March 2010 warrants are exercised, when they will be exercised or at what price they will be exercised. It is possible that the March 2010 warrants may expire and never be exercised, or that the current exercise price of the March 2010 warrants may be reduced as a result of subsequent events that would trigger applicable anti-dilution adjustments under the March 2010 warrants. We estimate that the maximum net proceeds that we may receive from the exercise of the March 2010 warrants, assuming all of the March 2010 warrants are exercised at the current exercise price of $2.34 per share of common stock, will be approximately $842,400, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from the exercise of the March 2010 warrants, if any, to augment our working capital for general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash used by our operations, and we will retain broad discretion in the allocation of the net proceeds from the exercise of the March 2010 warrants. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

Pending the final application of the net proceeds from the exercise of the March 2010 warrants, we intend to invest such net proceeds in short-term, interest bearing, investment-grade securities.

DILUTION

Our net tangible deficit as of March 31, 2012 was approximately $29.3 million, or approximately $0.59 per share of common stock. Net tangible deficit and net tangible book value per share are calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the issuance of shares of our common stock upon the exercise, in full, of the March 2010 warrants at the exercise price of $2.34 per share, and after deducting estimated offering commissions and expenses payable by us, we would have had a net tangible deficit as of March 31, 2012 of approximately $28.5 million, or approximately $0.57 per share of common stock. This represents an immediate increase in the net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.91 per share to new investors. The following table illustrates this per share dilution:

Exercise price per share		$2.34
Net tangible deficit per share as of March 31, 2012	$(0.59)
Increase per share attributable to this offering	0.02

As adjusted net tangible deficit per share after this offering		$(0.57)

Net dilution per share to new investors		$2.91

The number of shares of common stock shown above to be outstanding after this offering is based on 49,407,148 shares outstanding as of March 31, 2012 and excludes:

•	7,438,137 shares of our common stock subject to options outstanding as of March 31, 2012 having a weighted-average exercise price of $2.63 per share;

•	24,717 shares of our common stock reserved for issuance in connection with future awards under our 2007 Stock Incentive Plan;

•	132,418 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	12,756,698 shares of our common stock subject to outstanding warrants as of March 31, 2012 (other than the March 2010 warrants) having a weighted-average exercise price of $1.20 per share.

To the extent our outstanding options and warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants to purchase shares of our common stock other than the March 2010 warrants. The exercise of outstanding options and warrants having an exercise price less than the exercise price of the March 2010 warrants will further increase dilution to investors in this offering.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on The NASDAQ Capital Market under the symbol “GALE. The following table sets forth, for each of the quarterly periods indicated, the range of high and low sales prices of our common stock as reported on The NASDAQ Capital Market:

	High	Low
2010
First Quarter	$8.99	$3.48
Second Quarter	5.23	3.51
Third Quarter	3.02	1.70
Fourth Quarter	4.08	2.20
2011
First Quarter	$2.65	$1.10
Second Quarter	1.65	0.73
Third Quarter	1.48	0.61
Fourth Quarter	1.01	0.36
2012
First Quarter	$3.54	$0.43
Second Quarter (through May 21, 2012)	$2.24	$1.12

On May 21, 2012, the closing price of our common stock reported on The NASDAQ Capital Market was $1.46 per share. As of May 21, 2012 there were approximately 707 holders of record of our common stock. This number does not include stockholders for whom shares were held in “nominee” or “street” name.

Dividend Policy

Our board of directors sets our dividend policy. We have never paid any cash dividends on our common stock and do not intend to declare cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business, but we may determine in the future to declare or pay cash dividends on our common stock. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our board of directors deems relevant.

PLAN OF DISTRIBUTION

All of the March 2010 warrants are outstanding, and no additional March 2010 warrants will be issued. We will deliver shares of our common stock upon exercise of a March 2010 warrant, in whole or in part. We will not issue fractional shares. Each March 2010 warrant contains instructions for exercise. In order to exercise a March 2010 warrant, the holder must deliver to use, or our transfer agent the information required by the March 2010 warrants, along with payment of the exercise price for the shares to be purchased. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Securities – March 2010 Warrants.”

DESCRIPTION OF SECURITIES

The following summary of the terms of our capital stock is subject to and qualified by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock

As of May 21, 2012, we were authorized to issue 125,000,000 shares of common stock and had 65,643,905 shares (excluding treasury shares) of common stock outstanding.

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders. Our common stock is not redeemable, and the holders of our common stock have no preemptive rights.

We also are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of our preferred stock. Our board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

March 2010 Warrants

The following summary of certain terms and provisions of the March 2010 warrants is not complete and is subject to, and qualified in its entirety by the provisions of the March 2010 warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is part:

Duration and Exercise Price. The March 2010 warrants entitle the holders thereof to purchase up to an aggregate of 360,000 shares of our common stock at a current exercise price of $2.34 per share during the period expiring on September 26, 2016. The March 2010 warrants have been issued in certificated form only.

Anti-Dilution Protection. The March 2010 warrants contain weighted-average anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the March 2010 warrants, with certain exceptions. The terms of the March 2010 warrants, including this anti-dilution protection, may adversely affect our ability to raise additional capital at prevailing market terms in the future.

If we, at any time while the March 2010 warrants are outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of shares of the common stock any shares of capital stock, then in each case the exercise price of the March 2010 warrants will be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares issuable upon exercise of the March 2010 warrants will be proportionately adjusted such that the aggregate exercise price of the March 2010 warrants will remain unchanged.

Exercisability. The March 2010 warrants will be exercisable, at the option of each holder, in whole or in part, delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a March 2010 warrant to the extent the holder would own more than 4.9% of our outstanding common stock after exercise, except that upon at least 61 days’ prior notice from the holder to us the holder may increase the amount of ownership of outstanding stock after exercising the holder’s March 2010 warrants up to 9.9% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the March 2010 warrants.

Cashless Exercise. If at any time during the March 2010 warrant exercisability period the issuance of shares of our common stock upon exercise of the March 2010 warrants is not covered by an effective registration statement, or the prospectus contained therein is not available for the issuance of the common stock to the holders, the holders are permitted to effect a cashless exercise of the March 2010 warrants (in whole or in part) by surrendering the March 2010 warrants to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the March 2010 warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The March 2010 warrants may be transferred at the option of the holder upon surrender of the March 2010 warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We have not listed, and do not intend to list, the March 2010 warrants on any securities exchange or other trading market.

Fundamental Transactions. In the event of any fundamental transaction, as described in the March 2010 warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the March 2010 warrants will thereafter have the right to receive upon exercise of the March 2010 warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the March 2010 warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the March 2010 warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the March 2010 warrants after the fundamental transaction.

Notwithstanding the foregoing, in the event of a fundamental transaction, at the request of the holder delivered before the 90th day after such fundamental transactions, the holder of a March 2010 warrant may require us to redeem the holder’s March 2010 warrants for a purchase price payable in case of the Black-Scholes value of the March 2010 warrants, as calculated pursuant to the terms of the March 2010 warrants.

Right as a Stockholder. Except as otherwise provided in the March 2010 warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the March 2010 warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their March 2010 warrants.

Waivers and Amendments. Any term of the March 2010 warrants may be amended with our written consent and the written consent of the holder of such March 2010 warrants.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least wo-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus. Sanford J. Hillsberg, the Chairman of our board of directors, is an attorney with TroyGould PC. TroyGould PC owned 123,491 shares of our common stock as of May 21, 2012.

EXPERTS

The financial statements of Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) as of December 31, 2011 and 2010 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2011 incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Apthera, Inc. as of December 31, 2010 and 2009 and for the years then ended and for the cumulative period from inception (July 20, 2005) to December 31, 2010, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Lohman Company PLLC, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 28, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 14, 2012;

•

our Current Reports on Form 8-K filed with the SEC on January 23, 2012, February 17, 2012, March 5, 2012, March 7, 2012, March 28, 2012 and April 4, 2012, respectively, our amended Current Report on Form 8-K/A filed with the SEC on April 4, 2012 and related amended Current Reports on Form 8-K/A filed with the SEC on April 14, 2011, May 4, 2011 and June 10, 2011, respectively, and our Current Reports on Form 8-K filed with the SEC on April 5, 2012, April 10, 2012, April 16, 2012, April 19, 2012, May 2, 2012 and May 14, 2012, respectively, and our amended Current Report on Form 8-K/A filed on May 22, 2012;

•	our Schedule 14A filed with the SEC on April 30, 2012; and

•

the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33958), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering by the selling stockholders; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K we may subsequently file.

You may request a copy of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

Attention: Investor Relations

Phone: (855) 855-4253

Copies of these documents are also available, without charge, through the “Investors” section of our website (www.galenabiopharma.com) as soon as reasonably practicable after they are filed with the SEC. The information contained on our website is not a part of this prospectus.

PROSPECTUS

GALENA BIOPHARMA, INC.

360,000 Shares of Common Stock

Issuable Upon Exercise of March 2010 Warrants

The date of this prospectus is             , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be paid in connection with the offering of securities described in this registration statement, excluding any brokerage and underwriting discounts and commissions, which will be paid by the selling stockholders. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fee	$287
Printing and engraving expenses	10,000
Legal fees and expenses	15,000
Accounting fees and expenses	7,500
Transfer agent and registrar fees	2,500
Miscellaneous expenses	4,715

Total	$40,000

ITEM 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Amended and Restated Certificate of Incorporation provides that our directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our Amended and Restated Certificate of Incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware. We have entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Amended and Restated Certificate of Incorporation provides that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 16.	Exhibits.

The Exhibit Index that follows the signature page of this registration statement lists the exhibits that are filed with this registration statement, and such Exhibit Index is incorporated herein by reference.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on May 22, 2012.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ahn, Ph.D. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Ahn Mark J. Ahn, Ph.D.	President and Chief Executive Officer and Director	May 22, 2012

/s/ Kwang Lee Kwang Lee	Vice President, Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 22, 2012

/s/ Sanford J. Hillsberg Sanford J. Hillsberg	Director	May 22, 2012

/s/ Richard Chin Richard Chin, M.D.	Director	May 22, 2012

/s/ Stephen S. Galliker Stephen S. Galliker	Director	May 22, 2012

/s/ Steven S. Kriegsman Steven S. Kriegsman	Director	May 22, 2012

EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant issued in July 2009(1)

4.2	Form of Common Stock Purchase Warrant issued in March 2010(2)

5.1	Opinion of TroyGould PC*

23.1	Consent of BDO USA, LLP*

23.2	Consent of Lohman Company, PLLC*

(1)	Previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on July 31, 2009 and incorporated by reference herein.
(2)	Previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on March 23, 2010 and incorporated by reference herein.
*	Filed with this Registration Statement.